UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Alaunos Therapeutics, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

8030 El Rio Street

Houston, TX 77054

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on June 13, 2022

April 27, 2022

To the stockholders of Alaunos Therapeutics, Inc.:

We cordially invite you to the 2022 annual meeting of stockholders (the “Annual Meeting”) of Alaunos Therapeutics, Inc. (“we,” “Alaunos” or the “Company”), which will be held virtually and exclusively online via live audio-only webcast, on June 13, 2022, at 9:00 a.m. Eastern Time, for the following purposes:

1.

To elect each of the seven nominees for director named in the accompanying proxy statement (the “proxy statement”) to hold office until the 2023 annual meeting of stockholders and until his or her successor is duly elected and qualified or, if sooner, until his or her earlier death, resignation or removal (“Proposal 1”);

2.

To ratify the selection of RSM US LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022 by the audit committee (the “audit committee”) of the board of directors of the Company (the “Board”) (“Proposal 2”);

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement (“Proposal 3”);

4.

To approve the amendment and restatement of the Company’s amended and restated certificate of incorporation, as amended (our “Charter”), in substantially the form attached to the proxy statement as Annex A, to, at the discretion of the Board, effect a reverse stock split with respect to the Company’s issued and outstanding common stock, par value $0.001 per share, including stock held by the Company as treasury shares, at a reverse stock split ratio of 1-for-5 to 1-for-15, inclusive (“Proposal 4”);

5.

To approve an amendment to the Company’s Charter, in substantially the form attached to the proxy statement as Annex B, to, at the discretion of our Board, increase the number of shares of common stock authorized for issuance thereunder from 350,000,000 shares to 420,000,000 shares (“Proposal 5”);

6.

To approve a proposal to adjourn the Annual Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal 4 and Proposal 5 (“Proposal 6”); and

7.	To transact any other business as may properly come before the Annual Meeting or any adjournments thereof.

These items of business are more fully described in the proxy statement accompanying this notice. The proxy statement accompanying this notice is being issued in connection with the solicitation by the Board of a proxy on the enclosed form of proxy card for use at the Annual Meeting.

You will be able to attend and participate in the Annual Meeting online, submit your questions during the Annual Meeting and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/TCRT2022. Because the Annual Meeting is being held electronically, you will not be able to attend the Annual Meeting in person.

The record date for the Annual Meeting is April 22, 2022. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof. To participate in and vote at the Annual Meeting, stockholders will need the unique 16-digit control number (printed in the box marked by the arrow) in their Notice of Internet Availability of Proxy Materials or proxy card (if you requested a printed copy of the proxy materials).

By Order of the Board of Directors,

/s/ Melinda Lackey

Melinda Lackey
SVP, Legal and Secretary Houston, Texas April 27, 2022

Your vote is very important. Whether or not you attend the Annual Meeting virtually, it is important that your shares be represented. You may vote your proxy through the Internet, by telephone or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the proxy statement. If you participate virtually in the Annual Meeting, you may vote at that time, even if you previously submitted your vote. Even if you plan to participate in the Annual Meeting, we urge you to vote as soon as possible over the internet, by telephone or by mail as described in the proxy statement.

i

Alaunos Therapeutics, Inc.

8030 El Rio Street,

Houston, TX 77054

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 13, 2022

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Who is soliciting my vote?

We are providing you with these proxy materials because the board of directors (the “Board”) of Alaunos Therapeutics, Inc. ( “we,” “Alaunos” or the “Company”) is soliciting your proxy to vote at the 2022 annual meeting (the “Annual Meeting”), including at any adjournments or postponements thereof. The Annual Meeting will be held on June 13, 2022 at 9:00 a.m., Eastern Time virtually and exclusively online via live audio-only webcast at www.virtualshareholdermeeting.com/TCRT2022.

Why did I receive a notice regarding the availability of proxy materials through the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements thereof. All stockholders will have the ability to access the proxy materials through the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed set of the proxy materials may be found in the Notice.

We intend to mail the Notice on or about April 27, 2022 to all stockholders of record entitled to vote at the Annual Meeting.

Why are you holding a virtual annual meeting?

As part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, in light of the ongoing coronavirus disease, COVID-19, pandemic we believe that hosting a virtual meeting is in the best interest of the Company and its stockholders and enables increased stockholder attendance and participation because stockholders can participate from any location around the world. Stockholders will have the same rights and opportunities to participate as they would have at an in-person meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after April 27, 2022.

How do I attend the Annual Meeting?

You cannot attend the Annual Meeting physically. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/TCRT2022, where you will be able to listen to the Annual Meeting live, submit questions and vote online.

The Annual Meeting will start at 9:00 a.m. Eastern Time on June 13, 2022. We encourage you to access the Annual Meeting prior to the start time to allow time for online check-in. We have worked to offer the same participation opportunities as would be provided at an in-person meeting while further enhancing the online experience available to all stockholders regardless of their location. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies. If you experience technical difficulties during the Annual Meeting, you should call the technical support phone number provided when you log in to the Annual Meeting.

In order to enter the Annual Meeting virtually, you will need the unique 16-digit control number, which is included in the Notice or on your proxy card if you are a stockholder of record of the shares, or included with your voting instruction card and voting instructions received from your broker, bank, trustee, or nominee if you are the beneficial owner of the shares held in “street name.”

What if I cannot virtually attend the Annual Meeting?

You may vote your shares electronically before the meeting by internet, by proxy or by telephone as described below. You do not need to access the Annual Meeting audio-only webcast to vote if you submitted your vote via proxy, by internet or by telephone in advance of the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 22, 2022 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 215,950,561 shares of common stock outstanding and entitled to vote. A list of such holders will be open to the examination of any stockholder for any purpose germane to the Annual Meeting at Alaunos Therapeutics, Inc., 8030 El Rio Street, Houston, TX 77054 for a period of 10 days prior to the Annual Meeting. Please contact the Secretary of the Company to make arrangements to inspect the list.

Stockholder of Record—Shares Registered in Your Name: If on April 22, 2022, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting virtually or vote by proxy prior to the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy through the internet, by telephone or using a proxy card that you may request as instructed below, to ensure your vote is counted.

Beneficial Owner—Shares Registered in the Name of a Broker or Bank: If on April 22, 2022, your shares were not registered in your name, but instead are held in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. Since you are not the stockholder of record, however, you may not vote your shares at the Annual Meeting even if you participate virtually unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are six matters scheduled for a vote:

1.

To elect each of the seven nominees for director named in this proxy statement (the “proxy statement”) to hold office until the 2023 annual meeting of stockholders and until his or her successor is duly elected and qualified or, if sooner, until his or her earlier death, resignation or removal (“Proposal 1”);

2.

To ratify the selection of RSM US LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022 by the audit committee (the “audit committee”) of the Board (“Proposal 2”);

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement (“Proposal 3”);

4.

To approve the amendment and restatement of the Company’s amended and restated certificate of incorporation, as amended (our “Charter”), in substantially the form attached to the proxy statement as Annex A, to, at the discretion of the Board, effect a reverse stock split with respect to the Company’s issued and outstanding common stock, par value $0.001 per share, including stock held by the Company as treasury shares, at a reverse stock split ratio of 1-for-5 to 1-for-15, inclusive (“Proposal 4” or the “Reverse Stock Split Proposal”);

5.

To approve an amendment to the Company’s Charter, in substantially the form attached to the proxy statement as Annex B, to, at the discretion of our Board, increase the number of shares of common stock authorized for issuance thereunder from 350,000,000 shares to 420,000,000 shares (“Proposal 5” or the “Authorized Stock Increase Proposal”); and

6.

To approve a proposal to adjourn the Annual Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal 4 and Proposal 5 (“Proposal 6” or the “Adjournment Proposal”).

How does the Board recommend that I vote?

Our Board unanimously recommends that you:

•	Vote your shares “FOR” Proposal 1

•	Vote your shares “FOR” Proposal 2

•	Vote your shares “FOR” Proposal 3

•	Vote your shares “FOR” Proposal 4

•	Vote your shares “FOR” Proposal 5

•	Vote your shares “FOR” Proposal 6

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

With respect to Proposal 1, you may vote “For” all the nominees to the Board, or you may “Withhold” your vote for any of the nominees you specify. With respect to the other proposals, you may vote “For” or “Against,” or you may abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record—Shares Registered in Your Name: If you are a stockholder of record, you may vote electronically over the internet before or during Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting virtually and vote electronically at the Annual Meeting even if you have already voted by proxy. You may vote as follows:

•

To vote through the internet before the Annual Meeting, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the 16-digit control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time, on June 12, 2022 to be counted.

•

To vote your shares electronically at the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/TCRT2022 during the Annual Meeting while the polls are open and follow the instructions provided on the Notice or the proxy card. You will be asked to provide the control number from the notice and follow the instructions.

•

To vote over the telephone from a location in the United States, dial toll-free 1-800-690-6903, using a touch-tone phone and follow the recorded instructions. You will be asked to provide the 16-digit control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time, on June 12, 2022 to be counted.

•

To vote using a proxy card, you may request a proxy card by following the instructions in the Notice. Once you receive the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner—Shares Registered in the Name of a Broker or Bank: If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote electronically at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of our common stock you own as of the Record Date.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or by voting electronically at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all seven nominees for director, “For” the ratification of the selection by the audit committee of RSM US LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022, “For” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement, “For” the approval of the Reverse Stock Split Proposal, “For” the Authorized Stock Increase Proposal, and “For” the Adjournment Proposal. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion on certain “routine” proposals. Under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. Proposals 1 and 3 are considered to be “non-routine” under NYSE rules, meaning that your broker, bank or other agent may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 2, the Reverse Stock Split Proposal, the Authorized Stock Increase Proposal and the Adjournment Proposal are considered to be “routine” matters under NYSE rules, meaning that if you do not return voting instructions to your broker, bank or other agent by its deadline, your shares may be voted by your broker, bank or other agent in its discretion on Proposal 2, the Reverse Stock Split Proposal, the Authorized Stock Increase Proposal and the Adjournment Proposal. Accordingly, if you own shares through a nominee, such as a broker, bank or other agent, please be sure to instruct your nominee how to vote to ensure that your vote is counted on all of the proposals

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How are proxies solicited for the Annual Meeting?

We will pay the cost of soliciting proxies. We have retained Alliance Advisors, LLC, on customary terms, to aid in the solicitation of proxies for an estimated fee of $15,000, plus reimbursement of out-of-pocket expenses. Our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

If you have any questions or require any assistance in voting your shares, please contact:

Alliance Advisors

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

Toll-Free: 833-757-0787

E-mail: TCRT@allianceadvisors.com

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date (which automatically revokes the earlier proxy).

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to our Secretary at our principal executive offices at 8030 El Rio Street, Houston, TX 77054.

•	You may attend the Annual Meeting virtually and vote electronically. Simply attending the Annual Meeting virtually will not, by itself, revoke your proxy.

Even if you plan to attend the Annual Meeting virtually, we recommend that you also submit your proxy or voting instructions or vote by telephone or through the Internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Your most current proxy card, telephone proxy or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If your shares are held by your broker, bank or other agent as a nominee, you should follow the instructions provided by such broker, bank or other agent.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors (Proposal 1), votes “For,” “Withhold” and broker non-votes; and with respect to all other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will have the same effect as “Against” votes on Proposal 2, Proposal 3, the Reverse Stock Split Proposal, the Authorized Stock Increase Proposal and the Adjournment Proposal, and will have no effect on Proposal 1. Broker non-votes on Proposals 1 and 3 will have no effect and will not be counted towards the vote total for either of those proposals.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other agent holding his or her shares as to how to vote on matters deemed to be “non-routine,” under the NYSE rules, the broker, bank or agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposals 1 and 3 are considered to be “non-routine” under the NYSE rules and therefore we expect broker non-votes to exist in connection with those proposals. Broker non-votes will have no effect on those proposals.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal No.	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of directors	Directors will be elected by a plurality of the votes cast by the holders of shares present or represented by proxy and entitled to vote on the election of directors. The seven nominees receiving the most “For” votes will be elected as directors.	No effect	No effect

Proposal No.	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
2	Ratification of the selection of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter.	Against	Not Applicable(1)

3	Approval, on an advisory basis, of the compensation of our named executive officers	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter.	Against	No effect

4	Reverse Stock Split	“For” votes from the holders of a majority of the shares issued and outstanding and entitled to vote at the Annual Meeting.	Against	Not Applicable(1)

5	Authorized Stock Increase	“For” votes from the holders of a majority of the shares issued and outstanding and entitled to vote at the Annual Meeting.	Against	Not Applicable(1)

6	Adjournment	“For” votes from the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter.	Against	Not Applicable(1)

(1)

Under NYSE rules, this proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or agent that holds your shares, your broker, bank or other such agent has discretionary authority to vote your shares on this proposal. Any failure by a broker, bank or other agent to vote a share over which it exercises discretion will have the same effect as a vote against the proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority in voting power of the outstanding shares entitled to vote are deemed present at the Annual Meeting in person or represented by proxy. On the Record Date, there were 215,950,561 shares outstanding and entitled to vote. Thus, the holders of 107,975,281 shares must be deemed present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or agent) or if you vote electronically at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares deemed present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

Who will serve as inspector of elections?

A representative of Broadridge Financial Solutions (“Broadridge”) will serve as inspector of elections and Broadridge will tabulate votes.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What if I have questions for the Company’s transfer agent?

Please contact AST, at the phone number or address listed below, if you are a registered stockholder and have questions concerning stock certificates, transfers or ownership or other matters pertaining to your stock account.

800-937-5449

6201 15th Avenue,

Brooklyn, NY 11219

PROPOSALS

Proposal 1

Election of Directors

Our Board presently has seven directors: Christopher Bowden M.D.; Kevin S. Boyle, Sr.; James Huang; Robert W. Postma; Mary Thistle; Jaime Vieser; and Holger Weis. Each of Dr. Bowden, Mr. Huang, Mr. Postma, Ms. Thistle, Mr. Vieser and Ms. Weis was previously elected by the stockholders. Mr. Boyle was appointed as a member of our Board effective August 30, 2021, and is standing for election to our Board for the first time.

On April 15, 2022, our Board nominated all of our existing directors for election at the Annual Meeting. If elected, each of our proposed nominees has consented to serve as one of our directors, to hold office until our next annual meeting of stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until his or her earlier death, resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named in the proxy statement. If any director nominee should withdraw or otherwise become unavailable to serve, the proxies which would have otherwise been voted for that director nominee may be voted for a substitute director nominee selected by our Board. We are not aware of any reason that a nominee will be unable or unwilling to serve as a director.

The following table sets forth each nominee to be elected at the Annual Meeting, the year each nominee was first elected as a director, the position(s) currently held by each nominee with us and the year each nominee’s term will expire, if such nominee is elected at the Annual Meeting.

Name of Nominee	Position(s) with the Company	Year First Became a Director	Year Proposed Term Will Expire
Christopher Bowden M.D.	Director	2019	2023
Kevin S. Boyle, Sr. (1)	Chief Executive Officer and Director	2021	2023
James Huang	Chair	2020	2023
Robert W. Postma	Director	2021	2023
Mary Thistle	Director	2020	2023
Jaime Vieser	Director	2020	2023
Holger Weis	Director	2020	2023

(1)	On August 22, 2021, Mr. Boyle was appointed our Chief Executive Officer and a member of our Board, to be effective August 30, 2021.

Under our director resignation policy, any nominee in an uncontested election who does not receive a majority of the votes cast (i.e. receives a greater number of votes “withheld” from his or her election than votes “for” in such election) shall submit his or her offer of resignation for consideration by the corporate governance and nominating committee of the Board (the “corporate governance and nominating committee”). The corporate governance and nominating committee shall consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation, and the Board will then act on such recommendation.

Our corporate governance and nominating committee seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and management experience necessary to oversee and direct our business. The corporate governance and nominating committee maintains a goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the corporate governance and nominating committee views as critical to effective functioning of the Board.

None of the director nominees are related by blood, marriage or adoption to any of our other director nominees or executive officers. Certain of our directors were selected or nominated for election as a director, pursuant to the WaterMill Settlement Agreement (as defined below). See the section titled “Certain Relationships and Related Transactions—Certain Related-Party Transactions—WaterMill Settlement Agreement” in this proxy statement. Mr. Boyle, our Chief Executive Officer and a director, was nominated as a director pursuant to the terms of his employment agreement as described in the section titled “Executive Compensation—Narrative to the Summary Compensation Table—Employment and Change in Control Agreements—Employment Agreement with Kevin S. Boyle, Sr.”

Vote Required

Directors are elected by a plurality of the votes of the holders of shares deemed present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, if a quorum is present, the seven nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named above.

The Board recommends that you vote “FOR” the election of each named nominee.

Proposal 2

Ratification of Selection of Independent Registered Public Accounting Firm

The audit committee of the Board has selected RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. RSM US LLP has audited our financial statements since 2010. A representative of RSM US LLP is expected to virtually attend the Annual Meeting. He or she will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions from stockholders.

We are not required by statute or our bylaws or other governing documents to obtain stockholder ratification of the appointment of RSM US LLP as our independent registered public accounting firm. The audit committee has submitted the selection of RSM US LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the appointment, the audit committee may reconsider its selection. Notwithstanding the proposed ratification of the selection of RSM US LLP by the stockholders, the audit committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year without notice to, or the consent of, the stockholders, if the audit committee determines that such a change would be in our best interest and the best interest of our stockholders.

Principal Accountant Fees and Services

The following table presents the aggregate fees billed by RSM US LLP for the years ended December 31, 2021 and 2020.

Fee Category	2021	2020
Audit Fees (1)	$325,960	$375,203
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$325,960	$375,203

(1)

Represents fees billed for professional services provided to us in connection with the annual audit of our financial statements, the review of our quarterly condensed financial statements, the audit of the effectiveness of our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (2020 only), as well as audit services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years, such as statutory audits, administrative fees and out-of-pocket costs.

Other than as discussed above, we did not incur any fees of RSM US LLP for audit-related, tax or other services in 2021 or 2020.

All fees described above were pre-approved by the audit committee.

Pre-Approval Policy and Procedures

The audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, RSM US LLP. The policy generally authorizes pre-approval by the audit committee of specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.

Vote Required

The affirmative vote of the holders of a majority of the shares deemed present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of RSM US LLP. Abstentions will be counted toward the vote total for Proposal 2 and will have the same effect as “AGAINST” votes.

The Board recommends that you vote “FOR” the ratification of the selection of RSM US LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

Proposal 3

Advisory Vote on Executive Compensation

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. At the 2017 annual meeting of stockholders, our stockholders indicated their preference that we solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” every year. The Board has adopted a policy that is consistent with that preference indicated by our stockholders. Accordingly, this year we are again asking the stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers is disclosed in the section titled “Executive Compensation” below, including the tabular and narrative disclosures set forth in such section under the same heading. We believe that our compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders’ interests. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives, whose knowledge, skills and performance are critical to our success, and motivate these executive officers to achieve our business objectives and to lead us in a competitive environment.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the stockholders hereby approve the compensation of the “named executive officers” of Alaunos Therapeutics, Inc., as disclosed in the section titled “Executive Compensation” in the proxy statement for the Alaunos Therapeutics, Inc. 2022 Annual Meeting of stockholders pursuant to the compensation disclosure rules of the SEC, including the compensation tables and narrative discussion.”

Vote Required

The affirmative vote of the holders of a majority of the shares deemed present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve, on an advisory basis, the compensation of our named executive officers as described herein. Because the vote is advisory, it will not be binding on us, the Board or the Board’s compensation committee (the “compensation committee”). Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to us and, accordingly, the Board and our compensation committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. Abstentions will be counted toward the vote total for Proposal 3 and will have the same effect as “AGAINST” votes.

The Board recommends that you vote “FOR” the proposal to approve the compensation of our named executive officers, as described in this proxy statement.

Proposal 4

Approval of the Second Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split of Common Stock

Overview

On April 15, 2022, our Board unanimously approved and recommended that our stockholders approve the amendment and restatement of our Charter to, at the discretion of the Board, effect a reverse stock split with respect to the Company’s issued and outstanding common stock, par value $0.001 per share, including stock held by the Company as treasury shares, at any reverse stock split ratio within a range of 1-for-5 to 1-for-15, inclusive, and a proportionate decrease in the number of our total authorized capital stock and common stock, as further described below. As further described below, we are seeking approval of this Reverse Stock Split Proposal primarily to provide our Board with the authority to effect a reverse stock split if needed to maintain our listing on the Nasdaq Global Select Market. Our Board has accordingly determined that it is advisable and in the best interest of the Company and its stockholders for this Reverse Stock Split Proposal to be approved so that the Board has the necessary flexibility if, as we near the end of the relevant compliance period (including any granted extensions), we have not regained compliance with the Minimum Price Standard (as defined below) and the Board makes the determination that a reverse stock split provides us the best chance to regain compliance and avoid delisting.

A reverse stock split, if implemented, would be at any ratio approved by our stockholders in this proposal within the range described above and would apply equally to all outstanding shares of our common stock. Accordingly, each stockholder would hold the same percentage of common stock outstanding immediately following a reverse stock split as that stockholder held immediately prior to a reverse stock split, except for adjustments that may result from the treatment of fractional shares as described below. In addition, a reverse stock split would result in a proportionate reduction in the number of shares of common stock authorized under the Charter.

Approval of this proposal would permit, but not require, our Board to effect a reverse stock split by any ratio between 1-for-5 to 1-for-15, inclusive, with the exact ratio to be selected at a whole number within this range as determined by our Board in its sole discretion, provided that any reverse stock split is implemented within one year after the conclusion of the Annual Meeting.

Upon receiving stockholder approval of a reverse stock split, the Board will have the authority, but not the obligation, to elect, in its sole discretion, without further action on the part of our stockholders and as it determines to be in our and our stockholders’ best interests, to effect a reverse stock split and, if so, to select the reverse stock split ratio from within the approved range of ratios described above, each ratio within such range having been approved by our stockholders. We believe that enabling our Board to select the ratio from within the stated range will provide us with the flexibility to implement a reverse stock split in a manner designed to maximize the anticipated benefits for our stockholders. In determining the ratio following the receipt of stockholder approval, our Board may consider, among other factors, the following:

•	the historical trading price and trading volume of our common stock;

•	the number of outstanding shares of our common stock;

•	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of a reverse stock split on the trading market for our common stock;

•	the continued listing requirements of the Nasdaq Global Select Market, including the requirement that, subject to limited exceptions, listed companies maintain a minimum bid price of at least $1.00;

•	the number of authorized but unissued shares of our common stock that would result from a reverse stock split, and potential uses of those additional authorized but unissued shares;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	prevailing general market and economic conditions.

If this Reverse Stock Split Proposal is approved by the stockholders and the Board determines to implement a reverse stock split, we will file an amended and restated Charter (the “Second Amended and Restated Charter”), with the Delaware Secretary of State. The material changes in the proposed Second Amended and Restated Charter are described in this proposal. This description is qualified in its entirety by reference to the complete text of the Second Amended and Restated Charter, which is attached as Annex A to this proxy statement and incorporated into this proposal by reference. You are strongly encouraged to read the actual text of the Second Amended and Restated Charter. The proposed Second Amended and Restated Charter is subject to revision for such changes as may be required by the Delaware General Corporation Law and any other changes consistent with this proposal that we may deem necessary or appropriate.

If this Reverse Stock Split Proposal is approved by the stockholders and a reverse stock split is implemented by our Board, no less than 5 and no more than 15 shares of existing common stock, as determined by our Board, will be combined into one share of common stock. Holders will receive, in lieu of any fractional share, an amount in cash (without interest) equal to such fraction multiplied by the closing sales price of our common stock as reported on the Nasdaq Global Select Market on the trading day immediately preceding the effective date of the Second Amended and Restated Charter. The Second Amended and Restated Charter, if adopted, will include only the reverse stock split ratio determined by our Board to be in the best interest of the Company and its stockholders and all of the other ratios approved by our stockholders within the proposed range will be abandoned.

If this Reverse Stock Split Proposal is approved and the Board elects to implement a reverse stock split, the number of outstanding shares of our common stock would be reduced in proportion to the ratio of the reverse stock split chosen by our Board. If a reverse stock split is implemented, the number of authorized shares of our common stock would decrease by the same proportion as the number of shares of common stock that are outstanding at the time of the reverse stock split.

Our Board reserves the right to elect not to effect a reverse stock split, including any or all reverse stock split ratios within the proposed range, if it determines, in its sole discretion, that implementing a reverse stock split is not in the best interest of the Company and its stockholders. If we regain compliance with the Minimum Price Standard (as defined below) prior to the end of the 180 calendar days we have to come into compliance with such standard, our Board may decide to not effect a reverse stock split. If our Board does not implement a reverse stock split on or prior to the one year anniversary of the conclusion of the Annual Meeting, stockholder approval would again be required prior to implementing any future reverse stock split.

Background and Reasons for a Reverse Stock Split

As further described below, we and our Board are seeking approval for the Reverse Stock Split Proposal primarily to provide our Board with authority to effect a reverse stock split if needed to maintain our listing on the Nasdaq Global Select Market. However, we cannot provide assurance that a reverse stock split would achieve its intended or desired benefits, and we strongly encourage you to review the discussion below in the section titled “Risks and Potential Disadvantages Associated with a Reverse Stock Split.”

Nasdaq Minimum Price Standard

Nasdaq Listing Rule 5450(a)(1) requires that companies listed on the Nasdaq Global Select Market maintain a minimum closing bid price of at least $1.00 per share (the “Minimum Price Standard”). Companies are considered out of compliance with the Minimum Price Standard if the Nasdaq closing bid price is below $1.00 per share for 30 consecutive business days. Under Nasdaq Listing Rule 5810(c)(3)(A), once out of compliance with the Minimum Price Standard, a company has 180 calendar days to regain compliance by meeting the Minimum Price Standard. The 180 calendar day period for regaining compliance with the Minimum Price Standard ends on September 13, 2022. The Minimum Price Standard will be met if the Company’s common stock has a minimum closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days during the 180 calendar day period to regain compliance with the Minimum Price Standard. If we do not regain compliance with the Minimum Price Standard by September 13, 2022, we may be eligible for an additional 180 calendar day compliance period. To qualify, we would need to transfer the listing of our common stock to the Nasdaq Capital Market, provided that it meets the continued listing requirement for the market value of publicly held shares and all other initial listing standards, with the exception of the Minimum Price Standard. To effect such a transfer, we would also need to pay an application fee and will need to provide written notice of our intention to cure the deficiency during the additional compliance period.

As of the date of this proxy statement, we are not in compliance with the Minimum Price Standard. The equity markets have experienced and continue to experience substantial volatility due to, among other factors, the COVID-19 global pandemic and the war in Ukraine. On April 22, 2022, the reported closing price of the our common stock was $0.49 per share. Accordingly, there is a significant risk that we may be unable to gain compliance with the Minimum Price Standard without a reverse stock split.

The primary purpose of a reverse stock split would be to achieve an increase in the per share market price of our common stock as necessary to meet the Minimum Price Standard. A delisting of our common stock would materially and adversely affect a stockholder’s ability to dispose of, or to obtain accurate quotations as to the market value of, our common stock. Furthermore, any delisting may cause our common stock to be subject to “penny stock” regulations promulgated by the SEC. Under such regulations, broker-dealers are required to, among other things, comply with disclosure and special suitability determinations prior to the sale of shares of common stock. If our common stock becomes subject to these regulations, the market price of our common stock and the liquidity thereof would be materially and adversely affected. Absent other factors, we believe that reducing the number of outstanding shares of our common stock is a potentially effective means to increase the per share market price of our common stock.

If our shares of common stock are delisted from the Nasdaq Global Select Market, we believe that our shares of common stock would likely be eligible to be quoted over-the-counter on an inter-dealer electronic quotation and trading system operated by OTC Markets Group. These markets are generally considered not to be as efficient as, and not as broad as, the Nasdaq Global Select Market. Selling our shares of common stock on these markets could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event our shares of common stock are delisted, broker-dealers would have certain regulatory burdens imposed upon them with respect to our common stock, which may discourage broker-dealers from effecting transactions in our common stock, further limiting the liquidity of our common stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our common stock.

A delisting from the Nasdaq Global Select Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, or to use our shares for business development or other corporate initiatives, and could significantly increase the ownership dilution to stockholders caused by our issuing equity in financing or other transactions. Without the ability to raise additional capital, our ability to carry on our business and advance the development of our product candidates would be significantly impaired.

Our Board believes that the proposed reverse stock split would be a potentially effective means for us to obtain and/or maintain compliance with the Minimum Price Standard and to avoid, or at least defer, the consequences of our common stock being delisted from the Nasdaq Global Select Market by producing the immediate effect of increasing the bid price of our common stock. Our Board currently intends to effect a reverse stock split only if, in its sole discretion, it deems it to be a necessary step to regain compliance with the Minimum Price Standard.

General Investment Considerations

Additionally, we believe that a reverse stock split could make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors and other members of the investing public. In particular, many brokerage houses and institutional investors have internal policies and practices that may prohibit them from investing in low-priced stocks or discourage individual brokers from recommending low-priced stocks to their customers. Moreover, because brokers’ commissions on low-priced stocks generally represent a relatively high percentage of the stock price, transaction costs would represent a higher percentage of total share value, which could result in decreased trading volume and increased volatility in the trading price of our common stock. We believe that a reverse stock split could make our common stock a more attractive and cost effective investment for many investors, which could enhance the liquidity of our common stock.

Risks and Potential Disadvantages Associated with a Reverse Stock Split

Our Board believes that a reverse stock split is a potentially effective means to increase the per share market price of our common stock and thus enable us to regain compliance with the Minimum Price Standard. However, there are a number of risks and potential disadvantages associated with a reverse stock split, including the following:

•

The Board cannot predict the effect of a reverse stock split upon the market price for shares of our common stock, and the success of similar reverse stock splits for companies in like circumstances has varied. Some investors may have a negative view of a reverse stock split. Recently, the market price of our common stock has declined substantially, and the equity markets have experienced and continue to experience substantial volatility due to, among other factors, the COVID-19 global pandemic and the war in Ukraine. The principal purpose of a reverse stock split would be to increase the trading price of our common stock to meet the minimum stock price standards of the Nasdaq Global Select Market. However, the effect of a reverse stock split on the market price of our common stock cannot be predicted with any certainty, and we cannot assure you that a reverse stock split will accomplish this objective for any meaningful period of time, or at all. Even if a reverse stock split has a positive effect on the market price for shares of our common stock, performance of our business and financial results, general economic conditions and the market perception of our business, and other adverse factors which may not be in our control could lead to a decrease in the price of our common stock following a reverse stock split.

•

Although the Board believes that a higher stock price may help generate the interest of new investors, the reverse stock split may not result in a per-share price that will successfully attract certain types of investors and such resulting share price may not satisfy the investing guidelines of institutional investors or investment funds. Further, other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the interest of new investors in the shares of our common stock. As a result, the trading liquidity of the shares of our common stock may not improve as a result of a reverse stock split and there can be no assurance that a reverse stock split, if completed, will result in the intended benefits described above.

•

Even if a reverse stock split does result in an increased market price per share of our common stock, the market price per share following a reverse stock split may not increase in proportion to the reduction of the number of shares of our common stock outstanding before the implementation of a reverse stock split. Accordingly, even with an increased market price per share, the total market capitalization of shares of our common stock after a reverse stock split could be lower than the total market capitalization before a reverse stock split. Also, even if there is an initial increase in the market price per share of our common stock after a reverse stock split, the market price many not remain at that level due to factors described in this proposal or other factors, including the risks described in our Annual Report on Form 10-K for the year ended December 31, 2021, as updated in reports we subsequently file with the SEC.

•

If a reverse stock split is implemented and the market price of shares of our common stock then declines, the percentage decline may be greater than would occur in the absence of a reverse stock split due to decreased liquidity in the market for our common stock. If the market price of shares of our common stock declines after a reverse stock split, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Accordingly, the total market capitalization of our common stock following a reverse stock split could be lower than the total market capitalization before a reverse stock split.

Procedures for and Effects of Implementing a Reverse Stock Split

Procedures

A reverse stock split would become effective upon the filing of the Second Amended and Restated Charter with the Secretary of State of the State of Delaware. The exact timing of the filing of the Second Amended and Restated Charter, if it is filed, would be determined by our Board based on its evaluation as to when such action would be in our and our stockholders’ best interests. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with a reverse stock split if, at any time prior to filing the Second Amended and Restated Charter, our Board determines in its sole discretion that it is not in our best interest and the best interest of our stockholders to proceed with a reverse stock split. If the Second Amended and Restated Charter has not been filed with the Secretary of State of the State of Delaware within one year after the conclusion of the Annual Meeting, our Board will abandon the reverse stock split or seek stockholder reauthorization of a reverse stock split. Following are descriptions of how a reverse stock split would be implemented for beneficial holders, registered book entry holders, and certificated holders.

Beneficial Holders. Upon the implementation of a reverse stock split, we intend to treat shares held by stockholders through a broker, bank or other agent in the same manner as registered stockholders whose shares are registered in their names. Brokers, banks and other agents would be instructed to effect a reverse stock split for their beneficial holders holding our common stock in street name. However, these brokers, banks and other agents may have different procedures than registered stockholders for processing a reverse stock split. Stockholders who hold shares of our common stock with a broker, bank or other agent and who have any questions in this regard are strongly encouraged to contact their brokers, banks or other agents for more information.

Registered “Book Entry” Holders. Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with AST. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a reverse stock split is implemented, stockholders who hold shares electronically in book-entry form with AST would not need to take action (the exchange will be automatic) to receive whole shares of post-reverse split common stock.

Certificated Holders. If a reverse stock split is implemented, stockholders holding shares of our common stock in certificated form would be sent a letter of transmittal by AST following the reverse stock split. The letter of transmittal would contain instructions on how a stockholder should surrender their certificate(s) representing shares of our common stock (the “Old Certificates”) to AST in exchange for certificates representing the appropriate number of whole shares of post-reverse split common stock (the “New Certificates”). No New Certificates would be issued to a stockholder until such stockholder delivered all Old Certificates, together with a properly completed and executed letter of transmittal, to AST. No stockholder would be required to pay a transfer or other fee to exchange their Old Certificates. Stockholders would then receive one or more New Certificate(s) representing the number of whole shares of common stock they are entitled to as a result of a reverse stock split, subject to the treatment of fractional shares described below. Until surrendered, we would deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-reverse split common stock to which these stockholders are entitled and the right to receive cash in lieu of any fractional shares as described below. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, would automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on it, the New Certificate would be issued with the same restrictive legends that are on the Old Certificate.

If a reverse stock split is implemented, we expect that AST would act as the exchange agent for purposes of implementing the exchange of stock certificates. No service charges would be payable by holders of shares of common stock in connection with the exchange of certificates. We would bear all of such expenses.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES.

STOCKHOLDERS SHOULD NOT SUBMIT STOCK CERTIFICATES FOR EXCHANGE UNLESS AND UNTIL REQUESTED TO DO SO, AND THEN STOCK CERTIFICATES SHOULD BE SUBMITTED ONLY IN THE MANNER INSTRUCTED.

STOCK CERTIFICATES SHOULD NOT BE SUBMITTED DIRECTLY TO THE COMPANY.

Outstanding Shares of Common Stock

Depending on the ratio for a reverse stock split determined by our Board, a minimum of 5 and a maximum of 15 shares of existing common stock would be combined into one new share of common stock. Based on 215,950,561 shares of common stock issued and outstanding as of April 22, 2022, immediately following a reverse stock split we would have approximately 43,190,112 shares of common stock issued and outstanding (without giving effect to the treatment of fractional shares) if the ratio for a reverse stock split is 1-for-5, and 14,396,704 shares of common stock issued and outstanding (without giving effect to the treatment of fractional shares) if the ratio for a reverse stock split is 1-for-15. Any other ratio selected within such range would result in a number of shares of common stock issued and outstanding following the reverse stock split between approximately 35,991,760 and 15,425,040 shares.

The actual number of shares issued after giving effect to a reverse stock split, if implemented, would depend on the reverse stock split ratio that is ultimately selected by our Board. A reverse stock split would affect all holders of our common stock uniformly and would not affect any stockholder’s percentage ownership interest in the Company, except that, as described below in the section titled “Fractional Shares,” stockholders of record otherwise entitled to a fractional share, as a result of a reverse stock split, would instead receive an amount in cash. In addition, a reverse stock split would not affect any stockholder’s proportionate voting power, except for adjustments that may result from the treatment of fractional shares as described below. A reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Authorized Shares of Common Stock

A reverse stock split would result in a proportionate reduction in the number of authorized shares of our common stock under the Charter at the time a reverse stock split is effected. A reverse stock split would not have any effect on the number of authorized shares of preferred stock, which would remain at 30,000,000 shares of preferred stock, par value $0.001.

For clarity, if the Authorized Stock Increase Proposal described below is approved by our stockholders and implemented by our Board, in its discretion, through the filing of a certificate of amendment to our Charter prior to the implementation of the reverse stock split, the reverse stock split would have the effect of reducing the increased number of authorized shares.

Following the effective time of a reverse stock split, any authorized shares of our common stock, if and when issued, would be part of our existing class of our common stock and would have the same rights and privileges as the shares of our common stock currently outstanding. Our stockholders do not, as such, have preemptive rights or preferential rights to purchase additional shares of our common stock that we may issue.

Fractional Shares

We would not issue fractional shares in connection with a reverse stock split. Therefore, we would not issue certificates representing fractional shares resulting from the reverse stock split because the stockholder owns a number of shares of our common stock not evenly divisible by the ratio. Stockholders would receive, in lieu of any fractional share, an amount in cash (without interest) equal to such fraction multiplied by the closing sales price of our common stock as reported on the Nasdaq Global Select Market on the trading day immediately preceding the effective date of the Second Amended and Restated Charter. The ownership of a fractional share interest following a reverse stock split would not give the holder any voting, dividend or other rights, except to receive payment as described above.

If our Board elects to implement the proposed reverse stock split, stockholders owning, prior to the reverse stock split, less than the number of whole shares of common stock that will be combined into one share of common stock in the reverse stock split would no longer be stockholders. The exact number by which the number of holders of our common stock would be reduced will depend on the specific reverse stock split ratio adopted by the Board and the number of stockholders that hold less than that ratio as of the effective date of the reverse stock split. As of the Record Date, there were approximately 246 holders of record of our common stock, of which eight held fewer than 15 shares of common stock.

Effects on Equity Compensation Plans and Awards, Convertible Securities and Warrants

If a reverse stock split is implemented, proportionate adjustments would generally be required to be made with regard to:

•	the per share exercise price of, and the number of shares issuable upon exercise of, outstanding stock options issued under our equity compensation plans;

•	the number of shares deliverable upon vesting and settlement of outstanding restricted stock and restricted stock unit awards;

•	the number of shares reserved for issuance under our equity compensation plans;

•

the per share conversion price, and the number of shares issuable upon conversion of, outstanding convertible securities entitling the holders to purchase or convert into, or otherwise acquire shares of our common stock; and

•	the strike price and the number of shares issuable upon exercise of warrants entitling the holders to receive shares of our common stock.

In the case of options, convertible securities or other rights to acquire shares of our common stock, these adjustments would result in approximately the same aggregate price required under such options, convertible securities or other rights upon exercise, conversion, or settlement, and approximately the same value of shares of common stock being delivered upon such exercise, conversion, or settlement, immediately following a reverse stock split as was the case immediately preceding such reverse stock split.

In the case of our outstanding warrants, the number of shares issuable under the warrants will be proportionately decreased and the exercise price of each warrant proportionately increased.

The number of shares of common stock issuable upon exercise or vesting of outstanding equity awards, options and warrants and the exercise or purchase price related thereto, if any, would be equitably adjusted in accordance with the terms of our 2012 Equity Incentive Plan and our 2020 Equity Incentive Plan, as applicable, or such stock option grants or warrants, as the case may be, which may include rounding the number of shares of common stock issuable down to the nearest whole share or the payment of cash for fractional shares.

Exchange Act Registration; Nasdaq Listing; CUSIP

Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to periodic reporting and other requirements of the Exchange Act. The implementation of a reverse stock split would not affect the registration of our common stock under the Exchange Act or our reporting or other requirements under the Exchange Act.

We are currently listed on the Nasdaq Global Select Market under the trading symbol “TCRT.” If our common stock remains listed on the Nasdaq Global Select Market up to the time of a reverse stock split, then immediately following the reverse stock split our common stock would continue to be listed on the Nasdaq Global Select Market under the TCRT symbol, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of 20 trading days after the effective date of the reverse stock split to indicate that the reverse stock split had occurred.

Following a reverse stock split, our common stock would have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described above.

Accounting Matters

The filing of the Second Amended and Restated Charter and implementation of a reverse stock split would not affect the par value of our common stock per share, which will remain $0.001. As a result, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet would not change due to a reverse stock split. However, the stated capital attributable specifically to our common stock would be reduced proportionally depending on the reverse stock split ratio, and the additional paid-in capital account would be credited with the amount by which the stated capital would be reduced. Also, if a reverse stock split is implemented, reported per share net income or loss would be higher because there will be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of a reverse stock split.

Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the Delaware General Corporation Law with respect to any of the proposals being voted on at the Annual Meeting and described in this proxy statement.

Certain Federal Income Tax Consequences of a Reverse Stock Split

The following describes certain material U.S. federal income tax considerations of a reverse stock split expected to apply generally to U.S. Holders (as defined below) of our common stock. This description is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Regulations under the Code and current administrative rulings and court decisions, all of which are subject to change or different interpretation. Any change, which may or may not be retroactive, could alter the tax consequences to us or our stockholders as described in this section. No ruling from the U.S. Internal Revenue Service has been or will be requested in connection with a reverse stock split.

No attempt has been made to comment on all U.S. federal income tax consequences of a reverse stock split that may be relevant to particular U.S. Holders, including holders: (i) that are subject to special tax rules such as dealers, brokers and traders in securities, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, banks or other financial institutions or tax-exempt entities; (ii) that hold their shares as a hedge or as part of a hedging, straddle, “conversion transaction,” “synthetic security,” integrated investment or any risk reduction strategy; (iii) that are partnerships, S corporations, or other pass-through entities or investors in such pass-through entities; or (iv) that do not hold their shares as capital assets for U.S. federal income tax purposes (generally, property held for investment within the meaning of Section 1221 of the Code).

In addition, the following discussion does not address the tax consequences of a reverse stock split under state, local and foreign tax laws. The discussion assumes that for U.S. federal income tax purposes, a reverse stock split will not be integrated, or otherwise treated as part of a unified transaction, with any other transaction. Furthermore, the following discussion does not address the tax consequences of transactions effectuated before, after or at the same time as a reverse stock split, whether or not they are in connection with a reverse stock split.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our common stock that is: (i) an individual who is a citizen or resident of the U.S.; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the U.S. or under the laws of the U.S. or any subdivision thereof; (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (iv) a trust (other than a grantor trust) if (A) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

HOLDERS OF OUR COMMON STOCK ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF A REVERSE STOCK SPLIT IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES AND THE CONSEQUENCES OF A REVERSE STOCK SPLIT UNDER OTHER FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

Based on the assumptions above, a reverse stock split will be treated as a tax-free recapitalization for U.S. federal income tax purposes. Accordingly, if a reverse stock split is adopted:

•

A U.S. Holder that receives a reduced number of shares of our common stock pursuant to such reverse stock split will not recognize any gain or loss, except with respect to the amount of cash (if any) received in respect of a fractional share;

•

A U.S. Holder’s aggregate tax basis in such holder’s shares of common stock received in such reverse stock split will equal the aggregate tax basis of such stockholder’s shares of common stock held immediately before such reverse stock split, but not including the aggregate tax basis of shares surrendered in exchange for cash received in respect of a fractional share (if any);

•	A U.S. Holder’s holding period of shares of our common stock received in such reverse stock split will include the holding period of the pre-reverse stock split shares exchanged therefor; and

•

A U.S. Holder that receives cash in lieu of a fractional share of common stock generally will recognize gain or loss equal to the difference (if any) between the amount of cash received and the U.S. Holder’s tax basis in the shares of common stock surrendered therefor. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock surrendered in the reverse stock split exceeds one year at the effective time of the reverse stock split. Long-term capital gains of non-corporate U.S. Holders are generally subject to preferential tax rates. There are limitations on the deductibility of capital losses under the Code.

For purposes of determining the tax basis and holding period of shares of our common stock received in a reverse stock split, U.S. Holders that acquired different blocks of shares our common stock at different times for different prices must calculate their basis and holding periods separately for each identifiable block of such stock exchanged in the reverse stock split.

Certain of our stockholders may be required to attach a statement to their tax returns for the year in which a reverse stock split is consummated that contains the information listed in applicable Treasury Regulations. All of our stockholders are advised to consult their own tax advisors with respect to the applicable reporting requirements.

Vote Required

The affirmative vote of the holders of a majority of the shares issued and outstanding and entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions will be counted toward the vote total for Proposal 4 and will have the same effect as “AGAINST” votes.

The approval of this proposal is not conditioned on the approval or disapproval of Authorized Stock Increase Proposal. However, should both this proposal and the Authorized Stock Increase Proposal be approved by our stockholders, the Board would, in its discretion, choose which proposal(s) to implement, subject to its discretion to determine that neither proposal is in the best interest of the Company or its stockholders. In the event that this proposal is approved by the stockholders and the Authorized Stock Increase Proposal is not, the Board currently intends to nonetheless implement this proposal if, in its sole discretion, it deems it to be a necessary step to regain compliance with the Minimum Price Standard.

The Board recommends that you vote “FOR” the proposal to approve the Second Amended and Restated Charter to effect a reverse stock split, at our Board’s discretion.

Proposal 5

Approval of the Certificate of Amendment to our Charter to Increase our Authorized Stock

Overview

On April 15, 2022, our Board unanimously approved and recommended that our stockholders approve an amendment to our Charter to, at the discretion of the Board, increase the authorized shares of our common stock from 350,000,000 shares of common stock to 420,000,000 shares of common stock within one year after the conclusion of the Annual Meeting, representing an increase of 20%. The number of shares of preferred stock authorized for issuance will remain the same, at 30,000,000 shares of preferred stock, and will not be impacted by the increase in the authorized shares of capital stock or common stock, if approved by our stockholders. As of April 22, 2022, there were 215,950,561 shares of common stock issued and outstanding, no shares of common stock held as treasury stock, no shares of preferred stock issued or outstanding and 33,981,996 shares of our common stock reserved for issuance in connection with the following:

•	the exercise of outstanding warrants to purchase 22,922,342 shares of common stock;

•	the exercise and/or vesting of outstanding awards in the aggregate amount of 10,969,654 shares of common stock under our 2012 Equity Incentive Plan and our 2020 Equity Incentive Plan; and

•	the granting of future awards in the aggregate amount of 13,030,732 shares of common stock under our 2020 Equity Incentive Plan.

As of April 22, 2022, 87,126,711 authorized shares of common stock remained available for future issuance. Accordingly, our Board unanimously determined it was advisable and in the best interest of the stockholders and the Company to amend our Charter to increase the number of authorized shares of common stock (the “Share Increase”) and directed that it be submitted for approval by the stockholders at the Annual Meeting in light of the time and expense that would otherwise be required to convene a special meeting for consideration of the proposed amendment at a later time. The form of the proposed Share Increase amendment is attached to this Proxy Statement as Annex B.

The amendment would increase the number of shares of common stock the Company is authorized to issue by 70,000,000 shares of common stock, or 20%. Thus, if this proposal is approved by our stockholders, our total authorized capital stock would increase from 380,000,000 to 450,000,000, with the number of authorized shares of our preferred stock remaining unchanged at 30,000,000. The additional shares of common stock proposed to be authorized under this proposal would have rights identical to our currently outstanding shares of common stock. This description is qualified in its entirety by reference to the complete text of the certificate of amendment to our Charter, which is attached as Annex B to this proxy statement and incorporated into this proposal by reference.

Reasons for Increasing the Number of Authorized Shares of Common Stock

Our Board believes that the increase in our authorized shares of common stock will provide us with the ability to support our future anticipated growth and would provide us with greater flexibility to consider and respond to future business opportunities and needs as they arise, including equity financings. The availability of additional shares of common stock would permit us to undertake certain of the foregoing actions without the delay and expense associate with holding a special meeting of our stockholders to obtain stockholder approval each time such an opportunity arises. Unless and until we can generate sufficient revenues, we expect to finance our cash needs in whole or in part through equity offerings. If the authorization of the Share Increase is postponed until the foregoing specific needs arise, the delay and expense incident to obtaining stockholder approval at that time could impair our ability to meet our objectives.

Possible Effects of Increasing the Number of Authorized Shares of Common Stock

Except for the conversion or exercise of outstanding convertible or exercisable securities (which conversion or exercise would be at the option of the respective holders), we currently have no plans, proposals, arrangements, or understandings to issue any authorized but unissued shares of our common stock. However, these additional authorized shares could be used in the future for various purposes without further stockholder approval, except as such approval may be required in particular cases by our organizational documents, applicable law or the rules of any stock exchange or other system on which our securities may then be listed.

Notwithstanding the foregoing, authorized but unissued shares of common stock may enable our Board to render more difficult or to discourage an attempt to obtain control of the Company. One of the consequences of such an action would be to protect the continuity of or entrench our management. This may adversely affect the market price of our common stock. If, in the due exercise of its fiduciary obligations, for example, our Board were to determine that a takeover proposal were not in the best interest of the Company, such shares could be issued by the Board without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transactions by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent Board, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. We have no current intention to issue shares for anti-takeover purposes.

Failure to approve this Authorized Stock Increase Proposal could have adverse results for, and effects on, the Company. Without a reasonable amount of authorized shares available to us for issuance, we may not have the ability to raise additional capital, establish strategic relationships with other companies or expand our business or product lines through acquisition. In addition, if we effect a reverse stock split as described in Proposal 4, we will have a more limited number of authorized shares available for issuance which could further exacerbate the problems described above. Furthermore, our future success depends upon our ability to attract, retain and motivate highly-skilled scientific, commercial and managerial employees, and if this proposal is not approved by our stockholders, the lack of sufficient unissued and unreserved authorized shares of common stock to provide future equity incentive opportunities could adversely impact our ability to achieve these goals. Furthermore, given the decline in the price of our common stock, we may need additional shares of authorized common stock to satisfy our capital needs.

Effectiveness of Amendment

The Share Increase, if approved by our stockholders, would become effective upon the filing and effectiveness of the certificate of amendment, the form of which is attached hereto as Annex B, with the Secretary of State of the State of Delaware. Such filing would take place only in the event the Board determines, following approval by our stockholders, that it remains in the best interest of the Company and its stockholders to effect the Share Increase. The exact timing of the filing of the amendment to effect the Share Increase, however, will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders; provided, however, that the Share Increase amendment must be effective within one year after the conclusion of the Annual Meeting. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Share Increase amendment if, at any time prior to the filing of the Share Increase amendment with the Secretary of State of the State of Delaware, our Board, in its sole discretion, determines that it is no longer in our Company’s best interest or the best interest of our stockholders to proceed with the Share Increase.

Bifurcation of Proposals 4 and 5

The approval of this proposal is not conditioned on the approval of the Reverse Stock Split Proposal. To the extent that only one of either of these proposals is approved by our stockholders, only the amendment to our Charter to affect the proposal that was approved by our stockholders may be filed with the Secretary of State of the State of Delaware. To the extent that both the Authorized Stock Increase Proposal and Reverse Stock Split Proposal are approved by our stockholders, the amendment to our Charter to effect the Share Increase is expected, subject the Board’s discretion, to be filed in advance of the Second Amended and Restated Charter.

Notwithstanding approval of these proposals by our stockholders, our Board has reserved its right to abandon, at any time, either or both of the proposed amendments if, in its sole discretion, it determines doing so is in the best interest of the Company and our stockholders.

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares issued and outstanding and entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions will be counted toward the vote total for Proposal 5 and will have the same effect as “AGAINST” votes.

The approval of this proposal is not conditioned on the approval or disapproval of Reverse Stock Split Proposal. However, should both this proposal and the Reverse Stock Split Proposal be approved by our stockholders, the Board would, in its discretion, choose which proposal(s) to implement, subject to its discretion to determine that neither proposal is in the best interest of the Company or its stockholders.

The Board recommends that you vote “FOR” the proposal to approve the amendment to implement the Share Increase, at our Board’s discretion.

Proposal 6

Adjournment of Annual Meeting

We are asking you to vote to approve one or more adjournments of the Annual Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve either the Reverse Stock Split Proposal or the Authorized Stock Increase Proposal at the time of the Annual Meeting or if we do not have a quorum.

If our stockholders approve this Adjournment Proposal, we could adjourn the Annual Meeting and any reconvened session of the Annual Meeting and use the additional time to solicit additional proxies, including proxies from stockholders that have previously returned properly executed proxies voting against the approval of the Reverse Stock Split Proposal or the Authorized Stock Increase Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against the approval of the Reverse Stock Split Proposal or the Authorized Stock Increase Proposal such that the proposal to approve any such proposal would be defeated, we could adjourn the Annual Meeting without a vote on the approval of such proposal and seek to convince the holders of those shares to change their votes to votes in favor of approval of such proposal. Additionally, we may seek to adjourn the Annual Meeting if a quorum is not present.

Our Board believes that it is in the best interest of the Company and our stockholders to be able to adjourn the Annual Meeting to a later date or dates if necessary or appropriate for the purpose of soliciting additional proxies in respect of the approval of the Reverse Stock Split Proposal or the Authorized Stock Increase Proposal if there are insufficient votes to approve either or both at the time of the Annual Meeting or in the absence of a quorum.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the Adjournment Proposal. Abstentions will be counted toward the vote total for Proposal 6 and will have the same effect as “AGAINST” votes.

The Board recommends that you vote “FOR” approval of the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve either the Reverse Stock Split Proposal or the Authorized Stock Increase Proposal.

STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

For a proposal to be considered for inclusion in our proxy materials for presentation at the 2023 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, the proposal must be received by our Secretary at our principal executive offices at 8030 El Rio Street, Houston, TX 77054, by no later than December 28, 2022, unless the date of 2023 annual meeting of stockholders is changed by more than 30 days from the one-year anniversary of this year’s annual meeting, in which case the deadline will be a reasonable time before we begin to distribute the proxy materials for the 2023 annual meeting of stockholders. Due to the complexity of the respective rights of the stockholders and us in this area, any stockholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. We suggest that any such proposal be submitted to us by certified mail, return receipt requested.

Rule 14a-4 under the Exchange Act governs our use of our discretionary proxy voting authority with respect to a stockholder proposal that the stockholder has not sought to include in our proxy statement. Rule 14a-4 provides that if a proponent of a proposal fails to notify us at least 45 days prior to the one-year anniversary of the day of mailing of the prior year’s proxy statement, management proxyholders will be allowed to use their discretionary voting authority as to whether the proposal is raised at the annual meeting, without any discussion of the matter. If a stockholder wishes to bring a matter before the stockholders at the 2023 annual meeting of stockholders but does not notify us before March 13, 2023 (or a reasonable time before we begin to distribute the proxy materials for the 2023 annual meeting of stockholders if the date of the 2023 annual meeting of stockholders is changed by more than 30 days from the one-year anniversary of this year’s annual meeting), for all proxies we receive, the management proxyholders will have discretionary authority to vote on the matter, including discretionary authority to vote in opposition to the stockholder’s proposal.

Recommendations for candidates to be considered for election to the Board at the 2023 annual meeting of stockholders may be submitted to the corporate governance and nominating committee by our stockholders. In order to make such a recommendation, a stockholder must submit the recommendation in writing to the Chairperson of the corporate governance and nominating committee, in care of our Secretary at our principal executive offices at 8030 El Rio Street, Houston, TX 77054, at least 120 days prior to the mailing date of the one-year anniversary of the previous year’s annual meeting proxy statement. To enable the corporate governance and nominating committee to evaluate the candidate’s qualifications, stockholder recommendations must include the following information:

•	The name and address of the nominating stockholder and of the director candidate;

•	A representation that the nominating stockholder is a holder of record of ours entitled to vote at the current year’s annual meeting;

•

A description of any arrangements or understandings between the nominating stockholder and the director candidate or candidates being recommended pursuant to which the nomination or nominations are to be made by the stockholder;

•	A resume detailing the educational, professional and other information necessary to determine if the nominee is qualified to become a director of ours;

•

Such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by the Board; and

•	The consent of each nominee to serve as a director of ours if so elected.

CURRENT DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

Our Board

Set forth below are the names and certain information about each of our directors as of April 14, 2022. The information presented includes each director’s age, principal occupation and business experience for the past five years and the names of other public companies of which he or she has served as a director during the past five years. In addition, the table contains information about the specific and particular experience, qualifications, attributes or skills of each current director and each nominee for director at the Annual Meeting that led the corporate governance and nominating committee to believe that such current director was appropriate for nomination at a previous annual meeting of stockholders or otherwise and, in the case of each nominee for director at the Annual Meeting, that such nominee should serve on the Board following election at the Annual Meeting.

Name	Positions and Offices Held	Director Since	Age
Christopher Bowden M.D.	Director	2019	61
Kevin S. Boyle, Sr.	Chief Executive Officer and Director	2021	48
James Huang	Chair	2020	56
Robert W. Postma	Director	2021	68
Mary Thistle	Director	2020	62
Jaime Vieser	Director	2020	52
Holger Weis	Director	2020	59

Christopher Bowden, M.D. Director

Dr. Bowden, an oncology drug development executive with more than 20 years of leadership experience including the approval of several cancer medicines, has served as a member of our Board since October 2019. He was the Chief Medical Officer of Agios Pharmaceuticals from May 2014 to September 2021. Previously, Dr. Bowden was Vice President Product Development Oncology, at Genentech for eight years. From 2003 to 2006, he was the Executive Director for EMEA regions for Bristol-Myers Squibb. Earlier, Dr. Bowden held positions of increasing responsibility in oncology clinical development, at Pharmacia Corporation and Janssen Pharmaceutical. Prior to industry, Dr. Bowden was on the oncology faculty at the University of Virginia Health Science Center. From September 2017 to October 2020, Dr. Bowden served as a member of the board of directors of miRagen Therapeutics, Inc., a publicly traded biopharmaceutical company discovering and developing proprietary RNA-targeted therapies with a specific focus on microRNAs. Dr. Bowden received his M.D. from Hahnemann University School of Medicine followed by internal medicine training at Roger Williams Medical Center and the Providence VA Medical Center, Rhode Island. He completed his medical oncology fellowship at the National Cancer Institute Medicine Branch. Dr. Bowden is board certified in internal medicine and medical oncology.

Our Board believes that Dr. Bowden’s extensive background in drug development and leadership experience at several leading life science and pharmaceutical companies qualifies him to serve on the Board.

Kevin S. Boyle, Sr. Director	Kevin S. Boyle, Sr., was appointed our Chief Executive Officer and a member of our Board in August 2021. Mr. Boyle has over 20 years of experience in leading businesses in competitive and transformative situations and has a strong track record of delivering shareholder value. He is also an accomplished capital markets professional with strong banking relationships cultivated by raising over

$2.0 billion in equity and debt capital over his career. Prior to joining the Company, Mr. Boyle served in various roles at Kuur Therapeutics, Inc. (formerly known as Cell Medica Ltd.). Mr. Boyle first served as Kuur’s chief financial officer from February 2018 until January 2020. From January 2020 until May 2021, Mr. Boyle served as Kuur’s Chief Executive Officer where he led the company through a successful transformation, culminating in a $185 million acquisition in May 2021 by Athenex, Inc. (NASDAQ: ATNX). Following the acquisition, Athenex engaged Mr. Boyle as a consultant to assist in the integration of Kuur. Prior to joining Kuur, Mr. Boyle served as the chief financial officer of FloWorks International, LLC, Sigma3 Integrated Reservoir Solutions, Recover Care, and SPT Inc. Mr. Boyle graduated with a B.S. from Carnegie Mellon University and a J.D. from the University of Pennsylvania Carey Law School.

Our Board believes that Mr. Boyle’s prior experience as a Chief Executive Officer in the life sciences industry and significant fundraising experience qualifies him to serve on the Board.

James Huang Director

Mr. Huang has served as a member of our Board since July 2020. He served as Chair from January 2021 until February 2021 and Executive Chair from February 2021 to March 29, 2022, when he returned to his role as Chair. Mr. Huang joined Kleiner Perkins Caufield & Byers China, or KPCB China, as a managing partner in 2011 and focuses on the firm’s life sciences practice. Prior to joining KPCB China, Mr. Huang was a managing partner at Vivo Ventures, a venture capital firm specializing in life sciences investments. Before joining Vivo in 2007, Mr. Huang was president of Anesiva, a biopharmaceutical company focused on pain-management treatments. During his 20-year career in the pharmaceutical and biotech industry, he also held senior roles in business development, sales, marketing and R&D with Tularik Inc. (acquired by Amgen), GlaxoSmithKline LLC, Bristol-Myers Squibb and ALZA Corp. (acquired by Johnson & Johnson). Mr. Huang is also founding and managing partner of Panacea Venture, a global venture fund focusing on investments in innovative and transformative early and growth stage healthcare and life science companies. Mr. Huang is Chairman of the board at Kindstar Global (Beijing) Technology, Inc., Windtree Therapeutics, Inc., JHL Biotech, Inc., Tactiva Therapeutics, LLC, and Chime Biologics Limited and Director at CASI Pharmaceuticals Inc. and XW Laboratories Inc. Mr. Huang received an M.B.A. from the Stanford Graduate School of Business and a B.S. degree in chemical engineering from the University of California, Berkeley.

Our Board believes that Mr. Huang’s extensive experience in life science investments and serving on the boards of directors of a number of life sciences and pharmaceutical companies qualifies him to serve on the Board.

Robert W. Postma Director

Mr. Postma has served as a member of our Board since February 2021. Mr. Postma has also served as the president of WaterMill Asset Management Corp. (“WaterMill”), a company which he founded in July 1999. WaterMill actively trades in municipal bonds and equities, using the funds of Mr. Postma. Mr. Postma has over 44 years of trading experience and received a B.A. in Business and Economics from Lafayette College.

Our Board believes that Mr. Postma’s management and trading experience allows Mr. Postma to provide financial guidance to us and qualifies him to serve on the Board.

Mary Thistle Director

Ms. Thistle has served as a member of our Board since November 2020. Ms. Thistle has served as Special Advisor to the Bill & Melinda Gates Medical Research Institute, a non-profit biotech organization, since October 2020, and was its Chief of Staff from January 2018 until October 2020. Prior to then, she held senior leadership positions at Dimension Therapeutics, Inc., a gene therapy company, including serving as its Chief Operating Officer from 2016 to 2017 and Chief Business Officer from 2015 to 2016. Prior to joining Dimension Therapeutics, Inc., she spent six years at Cubist Pharmaceuticals, Inc., a biopharmaceutical company, where she held various leadership positions, including serving as its Senior Vice President, Business Development from 2014 to 2015, Vice President, Business Development from 2012 to 2013 and Senior Director, Business Development from 2009 to 2012. Prior to then, she held various positions at ViaCell, Inc. and PerkinElmer Inc. Ms. Thistle serves as a member of the boards of directors of Homology Medicines, Inc. (NASDAQ: FIXX), Entrada Therapeutics, Inc. (NASDAQ: TRDA) and the board of directors of private companies, Enterome SA and Cocoon Biotech Inc. Ms. Thistle holds a B.S. in Accounting from the University of Massachusetts, Boston.

Our Board believes that Ms. Thistle’s perspective, financial expertise, business development and leadership experience at several biopharmaceutical companies provides her with the qualifications and skills to serve on the Board.

Jaime Vieser Director

Mr. Vieser has served as a member of our Board since December 2020. Mr. Vieser currently manages Brushwood LLC, a private investment firm. From 2010-2017, he was a Managing Partner and co-principal of Castle Hill Asset Management LLC, a $2.7 billion asset manager and hedge fund focusing on high yield and distressed debt. Prior to founding Castle Hill, Mr. Vieser was responsible for Deutsche Bank’s High Yield Sales and Trading Group in London from 1998 to 2008. Mr. Vieser originally joined Bankers Trust in New York in 1994 and worked in the Investment Banking/Leveraged Finance division. Mr. Vieser graduated from the University of Michigan with a degree in Economics and from the Cox School of Business at Southern Methodist University with a Master’s in Business Administration.

Our Board believes that Mr. Vieser’s financial expertise and investment experience allows Mr. Vieser to provide business to us and qualifies him to serve on the Board.

Holger Weis Director	Mr. Weis has served as a member of our Board since December 2020. Mr. Weis continues to serve as the principal of Weis Advisors, Inc., a company that provides consulting services to life science companies, since founding the company in April 2018. Prior to that, he served in a number of roles at DemeRx, Inc., a clinical stage pharmaceutical company developing non-addictive treatments for drug addiction, including serving as Chief Operating Officer and Chief Financial Officer from December 2011 to July 2017, and also as President from September 2014 to July 2017, and as a Consultant from July 2017 to April 2018. Earlier in his career, Mr. Weis served as the Chief Financial Officer of EnSA Holdings, LLC, a company that focuses on environmentally sustainable agriculture techniques and technologies for the production of rice, from August 2010 to November 2011. From 2006 to 2010, he served as the Vice President & Chief Financial Officer, Secretary and Treasurer of NovaVision, Inc., a therapeutic and diagnostic vision restoration company. Prior to that, he served as the Chief Financial Officer & Treasurer of GMP Companies, Inc., a company that develops and commercializes pharmaceutical, medical device and diagnostic technologies, from 2000 to 2005. Mr. Weis served as a Senior Manager at Ernst & Young, a multinational professional services company, from 1986 to 2000. Mr. Weis has co-authored a number of scientific papers and presentations and is an inventor on a number of patents and patent applications. Mr. Weis also serves on the board of directors of Jupiter NeuroSciences, Inc. Mr. Weis received a Bachelor of Business Administration in Accounting from the University of Georgia and is a Certified Public Accountant.

Our Board believes that Mr. Weis’s management and industry experience, as well as his financial expertise, qualify him to serve on the Board.

Agreement to Appoint Directors

Mr. Postma, Mr. Vieser and Mr. Weis were all nominated for election as directors at our last annual meeting pursuant to the WaterMill Settlement Agreement. See the section titled “Certain Relationships and Related Transactions, and Director Independence—Certain Related-Party Transaction—WaterMill Settlement Agreement” for more information. Mr. Boyle, our Chief Executive Officer and a director, was nominated as a director pursuant to the terms of his employment agreement as described in the section titled “Executive Compensation—Narrative to the Summary Compensation Table—Employment and Change in Control Agreements—Employment Agreement with Kevin S. Boyle, Sr.”

Our Executive Officers

The following table sets forth certain information concerning our executive officers as of April 14, 2022.

Name	Position(s)	Age
Kevin S. Boyle, Sr.	Chief Executive Officer and Director	48
Michael Wong	Vice President, Finance	42
Eleanor de Groot, Ph.D.	Executive Vice President, Operations	53
Melinda Lackey	Senior Vice President, Legal	45
Drew Deniger	Vice President, Research and Development	42

Kevin S. Boyle, Sr. Chief Executive Officer and Director	Mr. Boyle’s biography is included above under the section titled “Our Board.”

Michael Wong Vice President, Finance	Michael Wong was appointed to be our Vice President, Finance in September 2021. Mr. Wong has more than 17 years of experience leading teams and has had numerous management roles on complex finance projects. Previously, from February 2019 to September 2021, Mr. Wong was Director, Technical Accounting at McDermott International, Ltd., where he also served as Interim Head, Audit Services. Prior to joining McDermott, Mr. Wong was an Audit Senior Manager at Ernst & Young LLP. Mr. Wong was most recently based in Houston, but also spent 14 years, from 2005 to 2019, with Ernst & Young in both the London, U.K. and Toronto, Canada offices. Mr. Wong is a licensed CPA in Texas and Canada and has a Bachelor of Commerce from Queen’s University, Canada.

Eleanor de Groot, Ph.D. Executive Vice President, Operations	Dr. de Groot has served as our Executive Vice President, Operations since September 2021. She previously served as our Executive Vice President, GM Cell Therapy beginning in January 2019 and oversaw our TCR-T cell therapy platform, including the collaboration with MD Anderson. She initially joined us in July 2015 as our Senior Vice President, Program Management and Business Development. Prior to joining us, Dr. de Groot was Vice President of Technical Operations and Project Planning and Management at Helsinn Therapeutics US, Inc. While at Helsinn and its predecessor companies, Sapphire

Therapeutics and Rejuvenon Corporation, Dr. de Groot held multiple roles of increasing responsibility, leading technical operations, in particular chemistry, manufacturing, and controls development for its drug candidates from preclinical through Phase III, from April 2002 to July 2015. Prior to Helsinn, Dr. de Groot was a staff engineer at Guilford Pharmaceuticals (now Eisai) and a process engineer at Shell Chemical Company. She earned Ph.D. and M.S. degrees in chemical engineering from Stanford University in 1995 and 1991, respectively, and a B.S. in chemical engineering from Massachusetts Institute of Technology in 1990. Dr. de Groot received an M.B.A. degree from Rice University in 2014.

Melinda Lackey, Senior Vice President, Legal	Ms. Lackey joined as our Senior Vice President, Legal in November 2021. She previously served as Counsel for Hogan Lovells from August 2021 until November 2021, where she supported life sciences companies at all stages with a focus on licensing and intellectual property. Ms. Lackey previously served as legal counsel Kuur Therapeutics, Inc. (and after its acquisition by Athenex, Inc., Athenex) from June 2018 until August 2021. Before industry, Ms. Lackey practiced law for 10 years focusing on intellectual property strategy and patent litigation from March 2008 until June 2018. Ms. Lackey has a J.D. from University of Houston Law Center (2007) and graduated from Texas Tech Health Sciences Center with an M.S. in medical microbiology and immunology (2003), focusing on molecular biology and immunology and a B.S. in Microbiology from Texas Tech University (1998).

Drew Deniger Vice President of Research and Development	Dr. Deniger joined as our Vice President, Immunology in July 2019. He previously led state-of-the-art efforts to translate TCR-T cell and TIL therapies for the treatment of metastatic epithelial cancers and identify TCRs targeting tumor mutations under the mentorship of Steven A. Rosenberg, M.D., Ph.D. at the National Cancer Institute from 2013 until 2019. Dr. Deniger has over 14 years of experience with Sleeping Beauty transposition, one of the leading non-viral gene transfer technologies for cell therapy, in the setting of TCR-T and CAR-T cell therapy. Dr. Deniger graduated in 2002 with B.S. in Chemistry and Biochemistry from the University of Texas at Austin. He received his Ph.D. in Cancer Biology (MS) and Immunology from MD Anderson Cancer Center in 2013 and post-doctoral training at the NCI Surgery Branch immediately before joining us.

There are no family relationships among any of our directors, director nominees or executive officers. None of our executive officers is related by blood, marriage or adoption to any of our directors, director nominees or executive officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation awarded to or earned by our named executive officers.

Name of Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Kevin S. Boyle, Sr. (2)	2021	200,000		147,500		1,435,000	2,790,638	315	(3)	4,573,753
Chief Executive Officer
Heidi Hagen (4)	2021	306,947	(5)	200,000		387,900	1,795,770	40,254	(6)	2,730,871
Former Interim Chief Executive Officer	2020	—		—		—	—	—		—
Laurence James Neil Cooper (7)	2021	158,677		143,250		—	—	1,229,203	(8)	1,531,130
Former Chief Executive Officer	2020	573,000		917,000	(9)	722,857	703,855	91,210	(10)	3,007,922
Jill Buck (11)	2021	270,375		375,000	(12)	135,765	668,729	423,874	(13)	1,873,742
Former EVP, GM Gene Therapy	2020	356,416		119,952				12,315	(14)	488,684
Eleanor de Groot (15)	2021	382,667		480,875	(16)	219,056	1,078,991	12,428	(17)	2,174,017
EVP, Operations	2020	357,000		119,952		226,077	220,055	12,028	(18)	935,112
Raffaele Baffa	2021	465,000		302,875	(19)	252,419	—	13,976	(20)	1,034,270
Chief Medical Officer	2020	58,125		19,637		546,000	884,750	5,072	(21)	1,673,584

(1)

These amounts have been calculated in accordance with ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of the assumptions relating to our valuations of these restricted stock awards and stock options, please see Note 3 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. These amounts reflect our accounting expense for these restricted stock awards and stock options and do not correspond to the actual value that may be recognized by our named executive officer.

(2)	Mr. Boyle joined as our Chief Executive Officer in August 2021.
(3)

Represents the dollar value of group term life insurance premiums we paid for the benefit of Mr. Boyle during 2021. We did not contribute to Mr. Boyle’s 401(k) plan account pursuant to our matching program in 2021.

(4)	Ms. Hagen resigned as our interim Chief Executive Officer in August 2021.
(5)

Of such amount, $19,447 represents the amount we paid Ms. Hagen for her services as a member of our Board in 2021, and the remaining amount represents $287,500 in salary while serving as interim Chief Executive Officer.

(6)

Of such amount, (i) $448 represents the dollar value of group term life insurance premiums we paid for the benefit of Ms. Hagen during 2021 and (ii) $20,359 represents accrued vacation paid at departure. We did not contribute to Ms. Hagen’s 401(k) plan account pursuant to our matching program in 2021.

(7)	Dr. Cooper ceased being our Chief Executive Officer, effective February 25, 2021, and left his position as a scientific advisor employee on April 9, 2021, at which time he became a consultant to us.
(8)

Of such amount, (i) $774 represents the dollar value of group term life insurance premiums we paid for the benefit of Dr. Cooper during 2021, (ii) $11,600 represents the amount we contributed to Dr. Cooper’s 401(k) plan account pursuant to our matching program, (iii) $44,625 represents accrued vacation paid at departure, (iv) $859,500 represents the amount that we paid Dr. Cooper in severance related to his separation from the Company and (v) $26,204 represents taxable perquisites for housing expenses, and (vi) $286,500 represents consulting fees paid to Dr. Cooper during 2021.

(9)

Represents a fully vested restricted stock award with a grant value of $917,000 awarded to Dr. Cooper as settlement of Dr. Cooper’s 2020 bonus in connection with his separation, which 2020 bonus had not been paid at the time of the separation. See the section titled “Narrative to the Summary Compensation Table—Employment and Change in Control Agreements—Separation Agreement and Consulting Agreement with Laurence James Neil Cooper, M.D., Ph.D.” for additional information.

(10)

Of such amount, (i) $1,548 represents the dollar value of group term life insurance premiums we paid for the benefit of Dr. Cooper during 2020, (ii) $78,462 represents taxable perquisites, including $77,848 for housing expenses and $614 for commuting expenses and (iii) $11,200 represents the amount we contributed to Dr. Cooper’s 401(k) plan account pursuant to our matching program.

(11)	Ms. Buck ceased being our Executive Vice President, GM Gene Therapy, effective September 15, 2021.
(12)	Ms. Buck was paid $375,000 pursuant to her November 23, 2020 retention agreement under which she was paid the first two tranches, which equaled 75% of her annual base compensation.
(13)

Of such amount, (i) $383 represents the dollar value of group term life insurance premiums we paid for the benefit of Ms. Buck during 2021, (ii) $11,600 represents the amount we contributed to Ms. Buck’s 401(k) plan account pursuant to our matching program, (iii) $26,891 represents accrued vacation paid at departure and (iv) $375,000 represents how much we paid Ms. Buck in severance related to her separation from the Company.

(14)

Of such amount, (i) $540 represents the dollar value of group term life insurance premiums we paid for the benefit of Ms. Buck during 2020, (ii) $11,400 represents the amount we contributed to Ms. Buck’s 401(k) plan account pursuant to our matching program, and (iii) $375 represents the amount paid for Ms. Buck’s consulting services.

(15)	Dr. de Groot was promoted from Executive Vice President, GM Cell Therapy, to Executive Vice President, Operations, effective August 30, 2021.
(16)	Of such amount, Dr. de Groot was paid $375,000 pursuant to her November 23, 2020 retention agreement under which she was paid the first two tranches which equaled 75% of her annual base compensation.
(17)

Of such amount, (i) $828 represents the dollar value of group term life insurance premiums we paid for the benefit of Dr. de Groot during 2021 and (ii) $11,600 represents the amount we contributed to Dr. de Groot’s 401(k) plan account pursuant to our matching program.

(18)

Of such amount, (i) $828 represents the dollar value of group term life insurance premiums we paid for the benefit of Dr. de Groot during 2020 and (ii) $11,200 represents the amount we contributed to Dr. de Groot’s 401(k) plan account pursuant to our matching program.

(19)	Of such amount, Dr. Baffa was paid $175,000 pursuant to his November 23, 2020 retention agreement under which he was paid the first two tranches which equaled 75% of his annual base compensation.
(20)

Of such amount, (i) $2,376 represents the dollar value of group term life insurance premiums we paid for the benefit of Dr. Baffa during 2021 and (ii) $11,600 represents the amount we contributed to Dr. Baffa’s 401(k) plan account pursuant to our matching program.

(21)

Of such amount, (i) $297 represents the dollar value of group term life insurance premiums we paid for the benefit of Dr. Baffa during 2020 and (ii) $4,775 represents the amount we contributed to Dr. Baffa’s 401(k) plan account pursuant to our matching program.

Narrative to the Summary Compensation Table

We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

Formal bonus plan goals were not set for 2021 because our CEO was not hired until August 2021. 2021 bonuses were paid out between 69% and 100% of target based on the Committee’s assessment of each individual’s performance. Our employment arrangements with our named executive officers provide that the executive may be eligible to earn an annual performance bonus of up to a target percentage of the executive’s base salary, as described further below under the section titled “Employment and Change in Control Agreements.”

In 2021, Mr. Boyle was granted an option to purchase 2,625,000 shares of our common stock, which option has an exercise price of $1.64 per share, and 875,000 shares of restricted common stock in connection with his appointment as our Chief Executive Officer. The new hire award was intended as an inducement for Mr. Boyle to join the Company and a similar number of equity awards is not expected to be granted in 2022. The options are currently underwater and are not providing the value shown in the Summary Compensation Table, which is a fair value calculated at the time of grant using the Black Scholes model, rather than the amount earned by Mr. Boyle from the award.

Executive Retention

In the fourth quarter of 2020, our Board, following the recommendation of the compensation committee, granted certain of our named executive officers, including Drs. Baffa and de Groot and Ms. Buck, each a cash retention award, a portion of which was contingent upon achievement of certain patient dosing milestones in our TCR-T program. The awards were made following the WaterMill Settlement Agreement and their purpose was to ensure that critical members of the team remained employed with the Company and engaged in their jobs during the period of transition, including the appointment of a new Chief Executive Officer in 2021. The retention and performance award payments that were made in 2021 were the result of decisions approved in 2020. These are viewed as 2020 compensation decisions rather than 2021 compensation decisions because they were not made by the current compensation committee and there were no new 2021 special performance or retention award opportunities provided to named executive officers. Dr. de Groot and Ms. Buck were each provided an award for $500,000, with 40% of the award payable if such individual remained employed with us on April 1, 2021, 35% of the award payable if such individual remained employed with us on September 1, 2021, and 25% of the award payable if such individual remained employed with us on December 1, 2021. Dr. Baffa was provided an award for $250,000, with 40% of the award payable if Dr. Baffa remained employed with us on April 1, 2021, 30% of the award payable if Dr. Baffa remained employed with us on September 1, 2021, and 30% of the award payable if Dr. Baffa remained employed with us on December 1, 2021. The final payment of the awards for each of Drs. Baffa and de Groot was contingent upon achievement of certain patient dosing milestones in our TCR-T program, which were not achieved. Therefore, those amounts were not paid. Dr. de Groot and Ms. Buck each received an amount equal to $375,000 and Dr. Baffa received $175,000. Ms. Buck was not employed with us on December 1, 2021 and therefore was not paid the third tranche of her retention award.

The performance retention payments made in 2021 were the result of 2020 decisions and there are no other performance retention programs active for executive officers.

Employment and Change in Control Agreements

We have the following employment agreements in place with our named executive officers.

Employment Agreement with Kevin S. Boyle, Sr.

Mr. Boyle has served as our Chief Executive Officer since August 2021 pursuant to an employment agreement entered into in August 2021. Mr. Boyle has an at-will employment relationship with us. Mr. Boyle’s employment agreement required us to take all steps necessary to elect Mr. Boyle to our Board in connection with his hiring.

Base Salary. Mr. Boyle’s annual base salary in 2021 was $600,000, pro-rated based on the number of days worked. Under his employment agreement, Mr. Boyle’s annual base salary is subject to review by the Board or the compensation committee at least annually.

Annual Performance Bonus; Sign-on Bonus. Under his employment agreement, Mr. Boyle is eligible to receive an annual bonus based on his performance as determined by the Board or the compensation committee. The target amount of the annual performance bonus is 60% of his base salary, with the actual amount to be received determined by the Board or the compensation committee. Mr. Boyle also received a one-time sign-on bonus of $50,000, referred to as the Boyle Signing Bonus; provided that, in the event that his employment is terminated for cause or he resigns without good reason (as defined in the employment agreement) on or prior to August 30, 2022, Mr. Boyle shall be required to repay the Boyle Signing Bonus in full, subject to certain deductions and withholding obligations.

Equity Incentive Grants. In connection with his appointment as our Chief Executive Officer and pursuant to his employment agreement, effective as of August 24, 2021, the Board granted to Mr. Boyle an option to purchase 2,625,000 shares of our common stock, which option has an exercise price of $1.64 per share and the Company issued Mr. Boyle 875,000 shares of restricted common stock. Mr. Boyle is also eligible to receive equity awards as determined by the Board in its sole discretion.

Severance Provisions. If (i) we terminate Mr. Boyle for a reason other than death, disability or “Cause” (as that term is defined in his employment agreement), or (ii) Mr. Boyle resigns for “Good Reason” (as that term is defined in his employment agreement), Mr. Boyle will be entitled to receive a severance payment equal to the sum of (x) his then-current base salary and (y) the target amount of his annual performance bonus for the calendar year in which such termination occurs, which is hereinafter referred to as the Boyle Severance Payment Amount, payment of a one-time severance bonus in an amount equal to a pro-rata portion of the target amount of his annual performance bonus for the calendar year in which such termination occurs, plus payment of our portion of the contributions for medical and dental insurance coverage for twelve months, subject to Mr. Boyle’s execution and delivery of a general release in favor of the Company. Mr. Boyle will also receive accelerated vesting of his equity incentive awards through, with respect to time-based equity incentive awards, the next twelve-month period immediately following the effective date of his termination and, with respect to performance-based equity incentive awards, the next applicable performance period immediately following the effective date of his termination. The accelerated time-based equity awards will be deemed fully exercisable or non-forfeitable, as applicable, as of the later of the termination date or the effective date of the separation agreement. Any vested equity incentive awards held by Mr. Boyle shall remain exercisable until the earlier of (x) the date that is three years following the termination of his employment and (y) the expiration of the applicable term of the award.

In the case of either (i) a termination by us for a reason other than death, disability or “Cause,” or (ii) a resignation for “Good Reason,” in each case that occurs within 90 days prior to and in connection with a “Change of Control” (as that term is defined in his employment agreement), or within 18 months after the occurrence of a “Change of Control,” then, Mr. Boyle will be entitled to receive a lump sum payment in an amount equal to the product of the Boyle Severance Payment Amount multiplied by two, payment of a one-time severance bonus in an amount equal to a pro-rata portion of the target amount of his annual performance bonus for the calendar year in which such termination occurs, payment of the Company’s portion of the contributions for health insurance coverage for eighteen months. In addition, all unvested time-based stock options and unvested awards of restricted stock held by Mr. Boyle will be accelerated and deemed to have vested as of the later of the termination date and the effective date of the separation. In addition, all performance-based equity awards will vest as if the applicable target performance goals were achieved as of the later of (x) the termination date and (y) the effective date of the separation. Additionally, all outstanding equity awards held by Mr. Boyle will remain exercisable until the earlier of (v) the date that is three years following the termination of employment and (w) the expiration of the applicable option term.

Non-competition and  Non-solicitation. Mr. Boyle has entered into an invention, non-disclosure and non-competition agreement, which provides that he will not compete with us or solicit our clients or customers for a year after the termination or cessation of his employment with us, and further provides that he will not solicit our employees for one year after the termination or cessation of his employment with us.

Employment Agreement with Eleanor de Groot, Ph.D.

Dr. de Groot has served as our Executive Vice President, Cell Therapy since January 1, 2019, and previously as our SVP, Program Management & Business Development from July 13, 2015 to December 31, 2018. In April 2019, we entered into an employment agreement with Dr. de Groot, which was amended in November 2020. Dr. de Groot has an at-will employment relationship with us.

Base Salary. In 2021, Dr. de Groot received a base salary of $385,000. Under her employment agreement, Dr. de Groot’s annual base salary is subject to review by the Board or the compensation committee at least annually.

Annual Performance Bonus. Under her employment agreement, Dr.de Groot is eligible to receive an annual bonus based on her performance as determined by the Board or the compensation committee. The target amount of the annual performance bonus is 40% of her base salary, with the actual amount to be received determined by the Board or the compensation committee.

Equity Incentive Grants. Dr. de Groot is eligible to receive equity awards as determined by the Board in its sole discretion from time to time.

Severance Provisions. If (i) we terminate Dr. de Groot for a reason other than death, disability or “Cause” (as that term is defined in her employment agreement), or (ii) Dr. de Groot resigns for “Good Reason” (as that term is defined in her employment agreement), Dr. de Groot will be entitled to receive a severance payment equal to twelve months of her then-current base salary, plus payment of our portion of the contributions for medical and dental insurance coverage for twelve months, subject to Dr. de Groot’s execution and delivery of a general release in favor of the Company. In the case of either (i) a termination by us for a reason other than death, disability or “Cause,” or (ii) a resignation for “Good Reason,” in each case that occurs within 90 days prior to and in connection with a “Change in Control” (as that term is defined in her employment agreement), or within 18 months after the occurrence of a “Change in Control,” the, in addition to the foregoing severance provisions, all unvested stock options and unvested awards of restricted stock held by Dr. de Groot at the time that such termination occurs will be accelerated and deemed to have vested as of her employment termination date, and Dr. de Groot will be entitled to full target amount of her annual performance bonus for the calendar year in which such termination occurs.

Non-competition and Non-solicitation. Dr. de Groot has entered into an invention, non-disclosure and non-competition agreement, which provides that she will not compete with us or solicit our clients or customers for a year after the termination or cessation of her employment with us, and further provides that she will not solicit our employees for one year after the termination or cessation of her employment with us.

Employment Agreement with Raffaele Baffa, M.D., Ph.D.

Dr. Baffa served as our Chief Medical Officer from November of 2020 to March 31, 2022, pursuant to an employment agreement Dr. Baffa entered into in September 2020, which we subsequently amended in November 2020. Dr. Baffa had an at-will employment relationship with us. On March 28, 2022, we entered into a letter agreement with Dr. Baffa (the “Baffa Separation Agreement”) to govern the terms of the separation.

Base Salary. Dr. Baffa’s annual base salary in 2021 was $465,000. Under his employment agreement, Dr. Baffa’s annual base salary is subject to review by the Board or the compensation committee at least annually.

Annual Performance Bonus. Under his employment agreement, Dr. Baffa is eligible to receive an annual bonus based on his performance as determined by the Board or the compensation committee. The target amount of the annual performance bonus is 40% of his base salary, with the actual amount to be received determined by the Board or the compensation committee.

Equity Incentive Grants. Dr. Baffa is also eligible to receive equity awards as determined by the Board in its sole discretion from time to time.

Severance Provisions. If (i) we terminate Dr. Baffa for a reason other than death, disability or “Cause” (as that term is defined in his employment agreement), or (ii) Dr. Baffa resigns for “Good Reason” (as that term is defined in his employment agreement), Dr. Baffa will be entitled to receive a severance payment equal to twelve months of his then-current base salary, plus payment of our portion of the contributions for medical and dental insurance coverage for twelve months, subject to Dr. Baffa’s execution and delivery of a general release in favor of the Company. In the case of either (i) a termination by us for a reason other than death, disability or “Cause,” or (ii) a resignation for “Good Reason,” in each case that occurs within 90 days prior to and in connection with a “Change of Control” (as that term is defined in his employment agreement), or within 18 months after the occurrence of a “Change of Control,” then, in addition to the foregoing severance provisions, all unvested stock options and unvested awards of restricted stock held by Dr. Baffa at the time that such termination occurs will be accelerated and deemed to have vested as of his employment termination date, and Dr. Baffa will be entitled to full target amount of his annual performance bonus for the calendar year in which such termination occurs.

Non-competition and Non-solicitation. Dr. Baffa has entered into an invention, non-disclosure, non-solicitation and non-competition agreement, which provides that he will not compete with us or solicit our clients or customers for a year after the termination or cessation of his employment with us, and further provides that he will not solicit our employees for one year after the termination or cessation of his employment with us.

Separation Agreement with Raffaele Baffa, M.D., Ph.D.

Under the Baffa Separation Agreement, in exchange for a release of claims and certain post-employment covenants, Dr. Baffa is entitled to receive a $155,000 lump sum cash payment and we have waived our right to recover half of his $160,000 sign-on bonus which we would otherwise be entitled to since he is departing after the first anniversary but before the second anniversary of his employment start date. Regardless of whether or not Dr. Baffa executes the Baffa Separation Agreement, we will continue paying Dr. Baffa’s COBRA premiums for four months following the separation date. The Baffa Separation Agreement supersedes all prior agreements between the parties. In addition, the Baffa Separation Agreement includes confidentiality and intellectual property provisions which continue after Dr. Baffa’s departure. The Baffa Separation Agreement became effective on April 12, 2022, upon the expiration a seven business day revocation period.

Employment Agreement with Laurence James Neil Cooper, M.D., Ph.D.

Dr. Cooper served as our Chief Executive Officer from May 2015 until February 2021, at which point Dr. Cooper served as a scientific advisor employee of the Company. As a scientific advisor employee, Dr. Cooper continued receiving his base salary and remained eligible for our employee benefit programs pursuant to the terms of his employment agreement. On April 5, 2021, we entered into a separation agreement with Dr. Cooper (the “Cooper Separation Agreement”) providing for his cessation of employment effective April 9, 2021 and a consulting agreement, or the Cooper Consulting Agreement, providing his continued consulting thereafter. For a description of the material terms of the Cooper Separation Agreement and the Cooper Consulting Agreement see below under “Separation Agreement and Consulting Agreement with Laurence James Neil Cooper, M.D., Ph.D.” Below is a summary of the material terms of Dr. Cooper’s employment agreement in place during 2021 when he served as our Chief Executive Officer.

Base Salary. In 2021, Dr. Cooper received a base salary of $573,000, including while acting a scientific advisor. Under his employment agreement, his base salary was subject to review by the Board or the compensation committee at least annually.

Annual Performance Bonus. Under his employment agreement, Dr. Cooper was eligible to receive an annual bonus based on his performance as determined by the Board or the compensation committee. The target amount of the annual performance bonus was 200% of his base salary, with the actual amount to be received determined by the Board or the compensation committee.

Equity Incentive Grants. Dr. Cooper was eligible under his employment agreement to receive equity awards as determined by the Board in its discretion from time to time. Under certain circumstances, the vesting of Dr. Cooper’s equity awards could have been accelerated in the event of a change in control or if Dr. Cooper’s employment with us is terminated.

Expense Reimbursement. Under his employment agreement, Dr. Cooper was eligible for reimbursement of normal, usual and necessary expenses incurred by him in furtherance of our business and affairs, including reasonable travel and entertainment expenses and the ordinary and necessary expenses incurred in connection with his commute.

Non-competition and Non-solicitation. Dr. Cooper has entered into an invention, non-disclosure and non-competition agreement, which provides that he will not compete with us or solicit our clients or customers for a year after the termination or cessation of his employment with us, and further provides that he will not solicit our employees for one year after the termination or cessation of his employment with us.

Separation Agreement and Consulting Agreement with Laurence James Neil Cooper, M.D., Ph.D.

On April 5, 2021, we entered into the Cooper Separation Agreement, and the Cooper Consulting Agreement. Under the Cooper Separation Agreement, in exchange for a release of claims and certain post-employment covenants and in lieu of any severance benefits under his employment agreement, Dr. Cooper is entitled to receive continuing payments of his base salary and COBRA premiums for a period of 18 months, a cash payment of $143,250, representing a pro-rata target amount of his annual performance bonus for 2021, a fully-vested restricted stock award with a grant value of $917,000, which represented Dr. Cooper’s 2020 annual bonus, and certain limited reimbursements for legal fees and housing. Dr. Cooper is not entitled to any equity acceleration in connection with his separation, however his equity awards are eligible to continue to vest pursuant to their terms based on his consulting services to us. The Board determined these severance benefits were appropriate to provide Dr. Cooper, considering the severance benefits provided under the terms of his employment agreement and his contributions to our Company.

The term of the Cooper Consulting Agreement commenced on Dr. Cooper’s employment separation and continues for up to three years, subject to earlier termination by either Dr. Cooper or the Company, provided that if Dr. Cooper terminates the agreement within the first year of the term, our sole remedy will be the right to cause Dr. Cooper to reimburse us certain of his cash severance described in the Separation Agreement. If we terminate the Cooper Consulting Agreement before the first anniversary of the effective date without cause (as defined in the Cooper Consulting Agreement) or Dr. Cooper terminates the agreement within the first year for good reason (as defined in the Cooper Consulting Agreement), the non-competition and non-solicitation provisions described above will be deemed waived by us. Unless the Cooper Consulting Agreement is terminated by us with cause or by Dr. Cooper before the first anniversary of the effective date and without good reason, all unvested restricted stock or options will immediately vest as of the effective date of the termination. Under the Cooper Consulting Agreement, Dr. Cooper may earn consulting fees in amounts of up to $573,000 for the first year and $300,000 for each of the following two years and is also eligible for reimbursement of reasonable out-of-pocket business expenses. In addition, the Cooper Consulting Agreement includes confidentiality and intellectual property provisions. Dr. Cooper received $286,500 in fees under the Cooper Consulting Agreement in 2021.

Employment Agreement with Heidi Hagen

On February 24, 2021, the Board appointed Heidi Hagen as our Interim Chief Executive Officer, effective February 25, 2021. Effective February 25, 2021, we entered into an employment agreement with Ms. Hagen, governing the terms of her employment as our Interim Chief Executive Officer. The majority of the equity value was provided as stock options to require an increase in the stock price and to allow the timeframe required for the long-term price improvement as a reflection of the long drug development cycle from discovery to commercial product. Ms. Hagen stepped down as Interim Chief Executive Officer on August 30, 2021 in connection with Mr. Boyle’s employment as our Chief Executive officer.

Base Salary; Sign on Bonus. Ms. Hagen’s employment agreement provided for an annual base salary of $575,000, pro-rated for service, and a one-time sign-on bonus of $50,000.

Performance Bonus. While Ms. Hagen was entitled to receive certain performance bonuses if she remained employed as our Interim Chief Executive Officer after September 1, 2021, these were not paid as a result of the appointment of Mr. Boyle as our new Chief Executive Officer effective August 31, 2021. Ms. Hagen received a bonus in the amount of $150,000.

Equity Incentive Grants. In connection with her appointment as our Interim Chief Executive Officer and pursuant to her employment agreement, on March 4, 2021, the Board granted Ms. Hagen 90,000 restricted shares of our common stock, which were scheduled to vest on the one-year anniversary of the date of grant, subject to Ms. Hagen’s continued employment with us through such vesting date. In addition, pursuant to her employment agreement, on March 4, 2021, the Board granted to Ms. Hagen an option to purchase 675,000 shares of our common stock, which option has an exercise price of $4.31 per share. The option was scheduled to vest in twelve equal monthly installments over the term of one year, subject to Ms. Hagen’s continued employment with us through each such vesting date. Ms. Hagen’s employment agreement provided that if Ms. Hagen’s employment terminates either because a replacement, full-time chief executive officer has been hired, or because we terminate her employment without “Cause” (as defined in her employment agreement), then upon termination of her employment, Ms. Hagen’s shares of restricted stock shall vest in full, and any unvested portion of Ms. Hagen’s option grant shall vest in full and become exercisable immediately. Upon Ms. Hagen’s resignation as the Company’s Interim Chief Executive Officer on August 29, 2021, Ms. Hagen’s 90,000 restricted stock and option grant of 675,000 shares vested in full.

Severance Provisions. Ms. Hagen’s employment agreement provided that if she was terminated by us for any reason other than death, disability or Cause, then we would be obligated to pay to Ms. Hagen her base salary through the date of termination, any accrued vacation, and any expense reimbursement amounts for expenses incurred through the date of termination. If, within 30 days after the effective date of termination, Ms. Hagen executes a written general release, she will also be entitled to receive continuing payments of her base salary for a period of four months. In addition, unless her employment is terminated for Cause, we may be required to pay 100% of applicable COBRA premiums for Ms. Hagen for up to 12 months.

Employment Agreement with Jill Buck

Ms. Buck most recently served as our Executive Vice President, GM Gene Therapy, joining Alaunos in September 2015, and being promoted to Executive Vice President, Strategy and Operations in early 2021. Ms. Buck left the Company on September 15, 2021. Ms. Buck entered into an employment agreement dated April 23, 2019, which we subsequently amended in November 2020, as Executive Vice President, GM Gene Therapy. Ms. Buck had an at-will employment relationship with us.

Base Salary. In 2021, Ms. Buck received a base salary of $385,000. Under her employment agreement, Ms. Buck’s annual base salary was subject to review by the Board or the compensation committee at least annually.

Annual Performance Bonus. Under her employment agreement, Ms. Buck was eligible to receive an annual bonus based on her performance as determined by the Board or the compensation committee. The target amount of the annual performance bonus is 40% of her base salary, with the actual amount to be received determined by the Board or the compensation committee.

Equity Incentive Grants. Ms. Buck was eligible to receive equity awards as determined by the Board in its sole discretion from time to time.

Severance Provisions. Ms. Buck’s employment agreement provided that if (i) we terminated Ms. Buck for a reason other than death, disability or “Cause” (as that term is defined in her employment agreement), or (ii) Ms. Buck resigned for “Good Reason” (as that term is defined in her employment agreement), Ms. Buck was entitled to receive a severance payment equal to twelve months of her then-current base salary, plus payment of our portion of the contributions for medical and dental insurance coverage for twelve months, subject to Ms. Buck’s execution and delivery of a general release in favor of the Company. In the case of either (i) a termination by us for a reason other than death, disability or “Cause,” or (ii) a resignation for “Good Reason,” in each case that occurs within 90 days prior to and in connection with a “Change in Control” (as that term is defined in her employment agreement), or within 18 months after the occurrence of a “Change in Control,” all unvested stock options and unvested awards of restricted stock held by Ms. Buck at the time that such termination occurs would have been accelerated and deemed to have vested as of her employment termination date, and Ms. Buck would have been entitled to full target amount of her annual performance bonus for the calendar year in which such termination occurs.

In connection with her departure, Ms. Buck received $375,000, pursuant to the terms of her separation agreement.

Non-competition and Non-solicitation. Ms. Buck has entered into an invention, non-disclosure and non-competition agreement, which provided that she would not compete with us or solicit our clients or customers for a year after the termination or cessation of her employment with us, and further provides that she would not solicit our employees for one year after the termination or cessation of her employment with us.

Role of our Compensation Committee, Management and Consultant

Compensation Committee

Our compensation committee is responsible for reviewing, evaluating, approving, administering and interpreting our executive compensation and benefits policies, programs and plans, including our equity compensation plans. In particular, with respect to the compensation of our named executive officers, our compensation committee is responsible for reviewing and recommending to the outside, independent and non-employee members of the Board the compensation levels and performance goals relevant to the compensation of these officers, and for evaluating the officers’ performance in light of those goals and objectives. The outside, independent and non-employee members of the Board approved the compensation committee’s recommendations for the 2021 compensation of our named executive officers.

Management

Our human resources, finance and legal departments work with our Chief Executive Officer to design and develop new executive compensation programs, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer group data comparisons and to prepare other briefing materials for consideration by the compensation committee and ultimately, to implement the decisions of the compensation committee.

The Chief Executive Officer recommends to the compensation committee for its discussion and ultimately, approval, proposed corporate performance and strategic goals and their relative weighting for the upcoming fiscal year, and provides input on the level of attainment of the prior year’s strategic goals, for purposes of determining awards under the annual performance bonus plan for all our executives, including the Chief Executive Officer. For executives other than the Chief Executive Officer, the compensation committee will consider the individual performance of the executives, as assessed by the Chief Executive Officer, and the compensation recommendations submitted to the compensation committee by the Chief Executive Officer. Our Chief Executive Officer and other members of management generally attend our compensation committee meetings for a portion of the meeting. No executive officer was present for or voted in the compensation committee or the Board’s final determinations regarding the amount of any component of his or her own 2021 compensation package.

Consultant

Beginning in March 2020, our compensation committee engaged Frederic W. Cook & Co. (“FW Cook”) as its independent compensation consultant. FW Cook provided independent market findings to the compensation committee and has provided advice to the compensation committee as to employee director compensation, Chief Executive Officer compensation and non-employee director compensation in 2021 and 2022. FW Cook was determined to be free of conflicts of interest and able to operate as an independent compensation advisor. As part of its duties, FW Cook provided the compensation committee with the following services:

•	completed a competitive analysis of our 2020 and 2021 executive compensation programs;

•	prepared a competitive analysis of the Board’s compensation program, including observations and recommendations; and

•	reviewed and updated our peer group for use in determining executive compensation for 2022.

Trading Policy

We have a policy that prohibits our executive officers, directors and other members of management from engaging in short sales, transactions in put or call options, pledging transactions, hedging transactions or other inherently speculative transactions with respect to our stock. Any violation of these policies may result in disciplinary action, including dismissal for cause.

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table sets forth information regarding option awards and restricted stock awards held as of December 31, 2021 by our named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options			Option Exercise Price ($/Sh)(1)	Option Expiration Date	Shares or Units of Stock That Have Not Vested
	Exercisable (#)	Unexercisable (#)				Number (#)		Market Value ($)(2)
Laurence James Neil Cooper	487,171			2.24	1/6/2029
	176,133	88,067	(3)	4.21	1/29/2030
						57,233	(4)	62,384
Heidi Hagen	93,922	—	(5)	5.22	2/2/2022
	675,000	—		4.31	2/2/2022
Kevin S. Boyle, Sr.	164,062	2,460,938	(6)	1.64	8/29/2031
						875,000	(7)	953,750
Eleanor de Groot	100,000	—		11.53	7/13/2025
	172,671	—		2.24	1/6/2029
	55,067	27,533	(8)	4.21	1/29/2030
	95,297	285,891	(9)	4.31	3/4/2031
						17,900	(10)	19,511
						38,119	(11)	41,550
Raffaele Baffa	125,000	375,000	(12)		6/30/2022
						150,000	(13)	163,500
						53,764	(14)	58,603
Jill Buck	—	—		—	—	—		—

(1)	Each stock option was granted with an exercise price equal to the fair market value of our common stock on the grant date.

(2)	Market values are calculated based on the closing market price of our common stock as reported on the Nasdaq Global Select Market on December 31, 2021, which was $1.09 per share.
(3)	Vests with respect to 22,017 shares on March 31, 2022, June 30, 2022, and December 31, 2022, and with respect to 22,016 on September 30, 2022.
(4)	Vests with respect to 57,233 shares on December 31, 2022.
(5)	Options expired on February 2, 2022.
(6)

Vests with respect to 164,063 shares on February 28, 2022, August 30, 2022, February 28, 2023, August 30, 2023, February 28, 2024, August 30, 2024, February 28, 2025, and August 30, 2025 and with respect to 164,062 shares on May 30, 2022, November 30, 2022, May 30, 2023, November 30, 2023, May 30, 2024, November 30, 2024, and May 30, 2025.

(7)	Such shares are subject to transfer and forfeiture restrictions that lapse with respect to 218,750 shares on each of August 30, 2022, August 30, 2023, August 30, 2024, and August 30, 2025.
(8)	Vests with respect to 6,883 shares on each of March 31, 2022, June 30, 2022, and December 31, 2022 and with respect to 6,884 shares on September 30, 2022.
(9)

Vests with respect to 23,824 shares on each of March 31, 2022, June 30, 2022, September 30, 2022, March 31, 2023, June 30, 2023, September 30, 2023, March 31, 2024, June 30, 2024, and September 30, 2024 and with respect to 23,825 shares on December 31, 2022, December 31, 2023, and December 31, 2024.

(10)	Such shares are subject to transfer and forfeiture restrictions that lapse with respect to 17,900 shares on December 31, 2022.
(11)	Such shares are subject to transfer and forfeiture restrictions that lapse with respect to 12,706 shares on December 31, 2022, December 31, 2023 and December 31, 2024.
(12)	Vests with respect to 31,250 shares on February 16, 2022. The remaining unvested shares were forfeited on March 31, 2022 and vested options will expire on June 30, 2022.
(13)	Such shares were forfeited on March 31, 2022.
(14)	Vests with respect to 26,882 shares on February 1, 2022. The remaining 26,882 shares were forfeited on March 31, 2022.

Stockholder Engagement

In 2021, our stockholder engagement included participation in investor conferences as well as individual investor meetings with stockholders and prospective stockholders. Conversations spanned topics including, but not limited to, clinical development plans, corporate strategy and potential restructuring of the Company. Following the appointment of our new Chief Executive Officer, Kevin S. Boyle, Sr., on August 31, 2021, we outlined our go-forward strategy solely focused on TCR-T cell therapies.

In September 2021, we engaged Stern Investor Relations (“SternIR”), an investor relations firm for healthcare and biotechnology companies. In conjunction with SternIR, we have implemented a proactive campaign including stockholder maintenance, outreach to new prospective institutional investors and engaging with existing and new equity research analysts to broaden visibility amongst the investment community.

We believe that ongoing, appropriate, and transparent communication with our stockholders is critical to our success long-term. We will continue to have a strong stockholder engagement program and communicate with our stockholders and prospective stockholders through our press releases, quarterly earnings calls, investor conferences, SEC filings, individual meetings and investor presentations. We believe that all of these communications together enable us to have a meaningful two-way dialogue, where the management team and Board can better listen to and understand stockholder perspectives, answer questions, and provide context to ongoing activities. Over the course of 2021, our stockholders have provided us with valuable feedback and external viewpoints that inform how we think about our business and strategy, and we are committed to continuing this dialogue.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

This section provides further information regarding the Board and the independence of our directors and describes key Corporate Governance Guidelines (the “Corporate Governance Guidelines”) and practices that we have adopted.

Independence of the Board

Our Board has undertaken a review of the independence of our directors and considered whether any director has a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a member of our Board. Based upon information requested from and provided by each director concerning such director’s background, employment and affiliations, including family relationships, the Board has determined that all of our directors, other than Mr. Boyle and Mr. Huang are “independent directors,” as such term is defined in Nasdaq Rule 5605(a)(2). In making these determinations, our Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Leadership Structure

On March 29, 2022, the Board appointed Mr. Huang to serve as its Chair. Prior to that, Mr. Huang had served as Executive Chair for most of 2021. The Board has elected to separate the chair function from that of the Chief Executive Officer, who serves as our principal executive officer, due to a belief that separating these functions, and empowering a non-executive director to chair the Board meetings, reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having a chair separate from the Chief Executive Officer creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interest of the Company and our stockholders. As a result, we believe that having a chair separate from the Chief Executive Officer can enhance the effectiveness of the Board as a whole.

Nasdaq Board Diversity Matrix

Board Diversity Matrix (As of April 14, 2022)

Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6	0	0
Part II: Demographic Background
African American or Black	0	0	—	—
Asian	0	1	—	—
Hispanic or Latinx	0	0	—	—
Native Hawaiian or Pacific Islander	0	0	—	—
White	1	5	—	—
Two or More Races or Ethnicities	0	0	—	—
LGBTQ+	0	0	—	—
Did Not Disclose Demographic Background	—	—	—	—

Director Attendance at Board and Stockholder Meetings

The Board met 23 times during 2021, either in person, by teleconference or videoconference. Each current director attended at least 75% of the aggregate number of meetings of the Board and of the committees on which he or she served which were held during 2021 or the portion thereof that he or she served as a director or committee member.

As provided in our Corporate Governance Guidelines, we encourage attendance at our annual meetings by members of the Board. All of the then-current directors attended our 2021 annual meeting of stockholders either in person or by teleconference.

Board Committees

The Board has established three standing committees: an audit committee, a compensation committee and a corporate governance and nominating committee. Each committee operates under a charter that has been approved by the Board. Current copies of each committee’s charter are posted on the “Investors—Corporate Governance” section of our website, www.alaunos.com. Our website and its contents are not incorporated into this proxy statement.

The current members of the committees are as follows:

	Audit		Compensation		Nominating
Christopher Bowden, M.D.			X		X
Robert W. Postma			X		X	*
Mary Thistle	X		X	*
Jaime Vieser	X				X
Holger Weis	X	*	X

*	Committee Chairperson

Audit Committee

The current members of the audit committee are Mr. Holger Weis, who serves as the committee’s Chair, Ms. Mary Thistle and Mr. Jaime Vieser. As set forth in the audit committee charter, the primary responsibility of the audit committee is to oversee our financial reporting processes and internal control system on behalf of the Board. In that regard, the audit committee is responsible for, among other things, the appointment, compensation, retention and oversight of the work performed by the independent registered public accounting firm employed by us.

Each member of the audit committee is an “independent director,” as such term is defined in Nasdaq Rule 5605(a)(2) and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act. The Board has also determined that each of the audit committee members is able to read and understand fundamental financial statements and that at least one member of the audit committee has past employment experience in finance or accounting. The Board has determined that at least one member of the audit committee, Holger Weis, is an “audit committee financial expert,” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Exchange Act.

The audit committee held seven meetings during 2021.

Compensation Committee

The current members of the compensation committee are Ms. Thistle, who serves as the committee’s Chair, Dr. Christopher Bowden, Mr. Postma and Mr. Weis. As set forth in the compensation committee charter, the compensation committee reviews our compensation policies and practices and makes recommendations to the Board in connection with all compensation matters affecting our executive officers.

Each member of the compensation committee is an “independent director,” as such term is defined in Nasdaq Rule 5605(a)(2) and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act.

The compensation committee held ten meetings during 2021.

Corporate Governance and Nominating Committee

The current members of the corporate governance and nominating committee are Mr. Robert W. Postma, who serves as the committee’s Chair, Dr. Christopher Bowden and Mr. Jaime Vieser. As set forth in the corporate governance and nominating committee charter, the primary responsibility of the corporate governance and nominating committee is to consider and make recommendations to the Board concerning the appropriate size, function and needs of the Board and its committees. In that regard, the corporate governance and nominating committee is, among other things, responsible for establishing criteria for membership on the Board, recruiting and recommending candidates to fill newly created or vacant positions on the Board and reviewing any candidates recommended by stockholders. In addition, the corporate governance and nominating committee evaluates and assesses the performance of the Board as a whole and its committees.

Each member of the corporate governance and nominating committee is an “independent director,” as such term is defined in Nasdaq Rule 5605(a)(2), and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act.

The corporate governance and nominating committee held two meetings during 2021.

Director Nomination Process

The corporate governance and nominating committee (or a subcommittee thereof) recruits and considers director candidates and presents qualified candidates to the full Board for consideration in accordance with the Corporate Governance Guidelines and the corporate governance and nominating committee’s charter, which is available on our website. Our website and its contents are not incorporated into this proxy statement. The Board and the corporate governance and nominating committee will consider the minimum general criteria set forth in the Corporate Governance Guidelines and may add any specific additional criteria with respect to specific searches in selecting candidates and existing directors for service on the Board. The corporate governance and nominating committee considers a nominee’s education, general business and industry experience, ability to act on behalf of stockholders, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating Board nominees.

The corporate governance and nominating committee believes that a Board comprised of directors with diverse skills and experiences relevant to our industry and operations will result in efficient and competent oversight of our various core competencies, which include drug development, strategic partnering, commercialization activities, regulatory compliance, corporate finance and accounting. As such, the corporate governance and nominating committee gives consideration to the interplay of a director candidate’s experience with that of other members of the Board and the evolving needs of our business.

In March 2022, our Board updated our corporate governance policies to reflect the importance our Board places on diversity. More specifically, we have updated our policies to emphasize our commitment to seeking to attain diversity and balance among directors of race, gender, geography, thought, viewpoints, backgrounds, skills, experience, and expertise. As a result, under our policies any search firm retained to assist the corporate governance and nominating committee in seeking candidates for the Board will be instructed to seek to include diverse candidates in terms of race, gender, geography, thought, viewpoints, backgrounds, skills, experience, and expertise from, among other areas, the traditional corporate environment, government, academia, private enterprise, non-profit organizations, and professions such as accounting, finance, marketing, human resources, and legal services.

Qualified candidates will be considered without regard to race, color, religion, sex, ancestry, national origin or disability, and the corporate governance and nominating committee will consider director candidates recommended by security holders. If the corporate governance and nominating committee approves a candidate for further review following an initial screening, the corporate governance and nominating committee will establish an interview process for the candidate. Generally, the candidate will meet with at least one member of the corporate governance and nominating committee, along with other members of the Board and management, including our Chief Executive Officer. Contemporaneously with the interview process, the corporate governance and nominating committee will conduct a comprehensive conflicts-of-interest assessment of the candidate. The corporate governance and nominating committee will consider reports of the interviews and the conflicts-of-interest assessment to determine whether to recommend the candidate to the full Board. The corporate governance and nominating committee will also take into consideration the candidate’s personal attributes, including, without limitation, personal integrity, loyalty to us and concern for our success and welfare, willingness to apply sound and independent business judgment, awareness of a director’s vital part in our good corporate citizenship and image, time available for meetings and consultation on our matters and willingness to assume broad, fiduciary responsibility.

Each of the individuals nominated for re-election to the Board pursuant to Proposal 1 were approved for such nomination by the corporate governance and nominating committee.

Risk Management and Oversight

One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our corporate governance and nominating committee monitors the effectiveness of our Corporate Governance Guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking.

In carrying out their risk oversight functions, the Board and its committees routinely request and review management updates, reports from the independent auditors and legal and regulatory advice from outside experts, as appropriate, to assist in discerning and managing important risks that may be faced by the Company. The Board is committed to continuing to evolve its risk oversight practices as appropriate given the stage of the Company’s evolution as an immuno-oncology company and the fast-paced changes in the biotechnology industry.

Stockholder Communications with Directors

We have established means for stockholders and others to communicate with the Board or individual directors. If a stockholder wishes to address a matter regarding our financial statements, accounting practices or internal controls, the matter should be submitted in writing addressed to the chairperson of the audit committee in care of the Secretary at our principal executive offices at 8030 El Rio Street, Houston TX 77054. If the matter relates to our governance practices, business ethics or corporate conduct, it should be submitted in writing addressed to the chairperson of the corporate governance and nominating committee in care of the principal financial officer at our principal executive offices at the address stated above. If a stockholder wishes to address a communication to an individual director, it should be submitted in writing addressed to such individual director in care of the principal financial officer at our principal executive offices at the address stated above. If a stockholder is unsure where to direct a communication, the stockholder may direct it in writing to the chairperson of the audit committee, or to any one of our independent directors, in care of the principal financial officer at our principal executive offices at the address stated above. All of these stockholder communications will be forwarded by the principal financial officer to the addressee.

Code of Ethics and Business Conduct

The Board adopted a Code of Ethics and Business Conduct to be applicable to all officers, directors and employees. The Code of Ethics and Business Conduct is intended to be designed to deter wrong-doing and promote honest and ethical behavior, full, fair, timely, accurate and understandable disclosure, and compliance with applicable laws. In addition to provisions that are applicable to officers, directors and employees generally, the Code of Ethics and Business Conduct contains provisions that are specifically applicable to our Chief Executive Officer and senior financial officer(s). The Code of Ethics and Business Conduct is available on our website at www.alaunos.com and a copy may be obtained without charge upon written request to our Legal department at our principal executive offices at 8030 El Rio Street, Houston, TX 77054. Our website and its contents are not incorporated into this proxy statement.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to ensure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to, among other things, Board composition and selection including diversity, Board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and Board committees and compensation.

Whistleblower Policy

We have adopted a whistleblower policy applicable to our employees that provides for protection from retaliation or discrimination by the Company due to reporting issues relating to compliance with applicable laws and regulations.

Corporate Governance Documents

Please visit our investor relations website at www.alaunos.com for additional information on our corporate governance, including:

•	the charters approved by the Board for the audit committee, compensation committee and nominating and governance committee; and

•	our code of ethics and business conduct.

In the event of any amendment to, or waiver from, a provision of our code of ethics and business conduct, we will promptly post on our website relevant information regarding the amendment or waiver, including the date and the nature of the event. Our website and its contents are not incorporated into this proxy statement.

Report of the Audit Committee

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management of the Company. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The audit committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

AUDIT COMMITTEE

Holger Weis (chairperson)

Mary Thistle

Jaime Vieser

This report is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether before or after the date hereof and irrespective of any general incorporation language in any such filing.

DIRECTOR COMPENSATION

Non-Employee Director Compensation

In 2021, each of our non-employee directors was compensated as described below:

•	an annual cash retainer fee of $50,000 for service on the Board; and

•	additional annual cash retainer fees for board committee service as follows:

	Chair	Member
Audit Committee	$20,000	$12,000
Compensation Committee	15,000	9,000
Corporate Governance and Nominating Committee	10,000	6,000

The executive chair of our Board also receives further annualized cash compensation of $40,000. All cash retainers were paid on a quarterly basis in arrears to non-employee directors who continue to serve as members of the Board on the last business day of each calendar quarter.

For 2021, the non-employee director equity compensation program was modified to provide an annual equity award for 75,000 options and 10,000 RSUs to be granted on the date of each of our annual shareholder meetings (our prior practice was to grant annual awards in December each year, with the last annual award under our historical director compensation program made in December 2019). The executive chair also receives an additional 75,000 annual options and an additional 10,000 annual RSUs to recognize his leadership and workload. The annual options vest in equal monthly installments over one year and the annual RSUs vest in full on the earlier of one-year from grant or the next annual shareholder meeting. The foregoing grants to non-employee directors joining our Board other than at an annual stockholder meeting will be prorated for the number of months remaining until our next annual stockholder meeting.

In addition, in connection with a director’s initial election of the Board, he or she receives options to purchase 150,000 shares of our common stock on the date of each new non-employee director’s appointment to our Board. The directors who received this award in 2021 included Ms. Thistle, Mr. Postma, Mr. Weis and Mr. Vieser. One-thirty-sixths of the shares underlying these awards will vest in equal monthly installments commencing, in the case of Ms. Thistle on December 15, 2021, in the case of Mr. Postma on March 4, 2021 and in the case of Mr. Weis and Mr. Vieser, on January 15, 2021.

We also granted to all of our directors awards of options and restricted stock to reflect the stub period between January and May 2021, when the date of our annual meeting would become the new grant date of director awards. We agreed to provide directors an award equal to an annual grant of 75,000 options and 10,000 shares of restricted stock.

These annual amounts were prorated to only cover the 5 months between January and May, and further pro-rated for those who spent less time on the Board. In the case of Ms. Thistle, we provided her an award assuming six months of service, to recognize that she had not yet received any awards since her joining the Board in November 2020.

As set forth in its written charter, the compensation committee annually reviews director compensation practices in consultation with our compensation consultant and recommends any changes for adoption by the full Board. As such, the director compensation described above is subject to change at the discretion of the Board.

Director Compensation Table

The following table sets forth information regarding the compensation earned for service on our Board by our non-employee directors during the year ended December 31, 2021. We reimburse members of our Board for reasonable travel and out-of-pocket expenses incurred in connection with attending Board and committee meetings.

Name	Fees Earned or Paid in Cash ($)	Option Awards (1) ($)		Stock Awards (1) ($)	Total ($)
Christopher Bowden	64,725	86,697		17,960	169,382
James Huang	88,788	173,394		35,915	298,097
Robert W. Postma (2)	61,236	465,208		10,775	537,219
Mary Thistle	76,175	517,226	(3)	21,550	614,951
Jaime Vieser	63,217	499,887	(4)	17,960	581,064
Holger Weis	75,325	499,867	(5)	17,960	593,152
Heidi Hagen (6)	19,446	—		—	19,446
Kevin Buchi (7)	27,028	86,697		17,960	131,685

(1)

The amounts reported in the “Option Awards” and “Stock Awards” columns represent compensation expense recognized for financial statement purposes under ASC Topic 718. In the case of each of our directors, the option award and/or stock award was granted on March 4, 2021. For a discussion of the assumptions relating to our valuations of these stock options, please see Note 13 to the financial statements included our Annual Report on Form 10-K for the year ended December 31, 2021. These costs reflect our accounting expense for these stock options and do not correspond to the actual value that may be recognized by the directors.

(2)

Ms. Thistle joined the Board in the fourth quarter of 2020 but only received her new non-employee director inducement grant of an option to purchase 150,000 shares of our common stock in the first quarter of 2021.

(3)

Mr. Vieser joined the Board in the fourth quarter of 2020 but only received his new non-employee director inducement grant of an option to purchase 150,000 shares of our common stock in the first quarter of 2021.

(4)

Mr. Weis joined the Board in the fourth quarter of 2020 but only received his new non-employee director inducement grant of an option to purchase 150,000 shares of our common stock in the first quarter of 2021.

(5)	Mr. Postma was appointed to the Board effective February 4, 2021.
(6)	Ms. Hagen left the Board effective February 24, 2021, rejoined the Board effective August 30, 2021, and finally resigned from the Board effective November 2, 2021.
(7)	Mr. Buchi resigned from the Board effective May 19, 2021.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Our 2012 Equity Incentive Plan, or the 2012 Plan, and our 2020 Equity Incentive Plan, or the 2020 Plan, are our only equity compensation plans approved by our stockholders. The following table sets forth certain information as of December 31, 2021 with respect to the 2012 Plan and 2020 Plan:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (A)	Weighted- Average Exercise Price of Outstanding Options (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)
Equity compensation plans approved by stockholders:
2012 Stock Option Plan	2,847,190	$3.99	—
2020 Equity Incentive Plan	7,818,679	$2.46	14,247,679

Total:	10,665,869	$2.87	14,247,679

Equity compensation plans not approved by stockholders:
Inducement Awards	32,500	$4.59	—

Total:	32,500	$4.59	—

LIMITATION OF LIABILITY AND INDEMNIFICATION

Our Charter limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law. Our Charter provides that no director will have personal liability to us or to stockholders for monetary damages for breach of fiduciary duty as a director. These provisions do not, however, eliminate or limit the liability of any of the directors for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	voting or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will not adversely affect any right or protection of a director in respect of any act or omission occurring prior to such amendment, repeal or modification. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

Our Charter also provides that we must indemnify directors and officers in certain circumstances. We believe this provision is important in attracting and retaining qualified individuals to serve as directors and executive officers. Our bylaws, as amended, also provide for the indemnification of our directors, officers, employees and other agents to the maximum extent permitted by law.

We maintain director and officer insurance providing for indemnification of our directors and officers for certain liabilities, including certain liabilities under the Securities Act of 1933, as amended. We also maintain a general liability insurance policy that covers certain liabilities of directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. We have also entered into indemnification agreements with each of our directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following discussion relates to certain transactions that involve both the Company and one of our executive officers, directors, director nominees or five-percent stockholders, each of whom we refer to as a “related party.” For purposes of this discussion, a “related-party transaction” is a transaction, arrangement or relationship:

•	in which we participate;

•	that involves an amount in excess of $120,000; and

•	in which a related party has a direct or indirect material interest.

Related-Party Transaction Policy

We have a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person, directly or indirectly, are, were or will be participants in which the amount involved will or may reasonably be expected to exceed $120,000 in any calendar year. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any person who is, or at any time since the beginning of the Company’s last fiscal year was, an executive officer, director, or nominee to become a director of the Company or a beneficial owner of more than 5% of any class of our voting securities, including any of such persons’ immediate family members and any entity that such persons owned, controlled, held a control position in or held a 5% or greater beneficial ownership interest in.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy.

In considering related person transactions, our audit committee, or other independent body of our Board, will take into account the relevant available facts and circumstances including, but not limited to: the risks, costs and benefits to us; the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated; the availability of other sources for comparable services or products; and the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interest and those of our stockholders, as our audit committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

Certain Related-Party Transactions

Except as described below, there have been no transactions since January 1, 2021 in which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our common stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described elsewhere in this filing under the sections titled “—Executive Compensation” and “—Director Compensation.”

Collaboration with PGEN and MD Anderson

On January 13, 2015, the Company, together with Precigen Inc., or Precigen, entered into a license agreement, or the MD Anderson License with MD Anderson Cancer Center, or MD Anderson (which Precigen subsequently assigned to PGEN). Pursuant to the MD Anderson License, the company, together with PGEN, hold an exclusive, worldwide license to certain technologies owned and licensed by MD Anderson including technologies relating to novel CAR T-cell therapies, non-viral gene transfer systems, genetic modification and/or propagation of immune cells and other cellular therapy approaches, Natural Killer, or NK Cells, and TCRs, arising from the laboratory of Laurence Cooper, M.D., Ph.D., who served as the Company’s Chief Executive Officer from May 2015 to February 2021 and was formerly a tenured professor of pediatrics at MD Anderson. In partial consideration for entering into the MD Anderson License, the Company issued MD Anderson an aggregate of 11,722,163 shares of common stock for which the Company incurred a $67.3 million charge recorded in 2015.

During the year ended December 31, 2021, the Company made payments of $0.1 million to MD Anderson compared to $0 during the year ended December 31, 2020. The net balance of cash resources on hand at MD Anderson available to offset expenses and future costs for the year ended December 31, 2021 was $0 and for the year ended December 31, 2020 was $8.1 million, which is included in other current assets on the Company’s balance sheet.

WaterMill Settlement Agreement

On February 4, 2021, we entered into an agreement (the “WaterMill Settlement Agreement”) with WaterMill Asset Management Corp. and Robert W. Postma (collectively, the “WaterMill Parties”). Pursuant to the WaterMill Settlement Agreement, we increased the size of our Board from eight to nine directors and appointed Mr. Postma to fill the newly created directorship.

The WaterMill Settlement Agreement included certain customary standstill restrictions applicable from February 4, 2021 until the date that was the earlier of (i) January 1, 2022 and (ii) thirty (30) calendar days prior to the nomination deadline for our 2022 annual meeting of stockholders (the “Standstill Period”). During the Standstill Period, the WaterMill Parties were, among other things, restricted from engaging in any solicitation of proxies or written consents with respect to the election or removal of directors or, with certain exceptions, any other matter or proposal, or acquiring voting stock that would result in the WaterMill Parties having beneficial ownership of more than 9.9% of our outstanding voting stock.

Under the WaterMill Settlement Agreement, we agreed that during the Standstill Period, we would nominate each of Mr. Postma, Jaime Vieser and Holger Weis for election at any stockholder meeting at which directors are to be elected and will recommend, support and solicit proxies for the election of each of Messrs. Postma, Vieser and Weis.

The WaterMill Settlement Agreement also provided that at any meeting of our stockholders held prior to the expiration of the Standstill Period, the WaterMill Parties would vote all of their shares of our securities in accordance with the recommendation of our Board, with respect to the election, removal and/or replacement of directors. The WaterMill Parties retained the right to vote in their sole discretion with respect to any other publicly announced proposal not made in breach of the WaterMill Settlement Agreement.

Further, pursuant to the WaterMill Settlement Agreement, we agreed to reimburse the WaterMill Parties for up to $400,000 of their reasonable out-of-pocket fees and expenses out of a total of approximately $650,000 in fees and expenses actually incurred by the WaterMill Parties in connection with (i) the WaterMill Parties’ solicitation of written consents from our stockholders to vote in favor of certain proposals, as set forth in the definitive consent statement filed by the WaterMill Parties on October 30, 2020, and (ii) the negotiation, execution and effectuation of the WaterMill Settlement Agreement. As of February 19, 2021, we have fully reimbursed the WaterMill Parties an aggregate amount of $400,000. During the year ended December 31, 2021, we received $250,000 in insurance recoveries associated with legal expenses incurred on this matter.

Joint Venture with TriArm Therapeutics Ltd.

On December 18, 2018, we launched Eden BioCell, a joint venture with TriArm Therapeutics Ltd, or TriArm, to lead the commercialization of our Sleeping Beauty-generated CAR-T therapies in the People’s Republic of China (including Macau and Hong Kong), Taiwan and Korea. Under our agreements with TriArm, we licensed to Eden BioCell the rights in Greater China for its third-generation Sleeping Beauty-generated CAR-T therapies targeting the CD19 antigen. Eden BioCell is owned equally by us and TriArm and the parties share decision-making authority. TriArm agreed to contribute up to $10.0 million to Eden BioCell and has committed up to an additional $25.0 million to this joint venture. TriArm also manages all clinical development in the territory pursuant to a Master Services Agreement between TriArm and Eden BioCell. In March 2021 and as announced by the Company in April 2021, Eden BioCell began treating patients in a clinical trial with the Company’s investigational CD19 RPM CAR-T cell therapy, under the IND cleared by the Taiwan FDA in December. In September 2021, it was mutually agreed between the parties to dissolve the joint venture. The dissolution of the joint venture and the related entity is in progress. James Huang, who became a director of our Company in July 2020, and was appointed Chair of our Board of directors in January 2021 and then Executive Chair of our Board in February 2021, was the founder and serves as managing partner of Panacea Venture, which is an investor in TriArm. Mr. Huang also serves as a member of Eden BioCell’s board of directors.

Collaboration with Vineti Inc.

On July 9, 2020, the Company entered into a master service agreement and statement of work with Vineti, Inc., or Vineti. Pursuant to the agreements, Vineti is developing a software platform to coordinate and orchestrate the order, cell collection and manufacturing process for the Company’s TCR-T clinical programs. Heidi Hagen, who became a director of the Company in June 2019 and resigned November 2, 2021 and served as the Company’s Interim Chief Executive Officer on February 25, 2021 through her resignation on August 30, 2021, is a co-founder and former officer, of Vineti. The Company recorded expenses of approximately $0.4 million during the year ended December 31, 2021 and $29,000 during the year ended December 31, 2020, for services performed by Vineti.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors. These indemnification agreements and our charter and our bylaws indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of beneficial ownership and reports of changes in beneficial ownership in our securities. Based solely on a review of such reports filed electronically with the SEC, we believe that during 2021, all Section 16(a) filings applicable to our directors, officers, and 10% stockholders were filed on a timely basis, except as described in this section. One Form 3 that was filed by Michael Wong in connection with his appointment as an officer of our Company was not filed on a timely basis. One Form 3 that was filed by Raffaele Baffa in connection with his appointment as an officer of our Company was not filed on a timely basis.

Due to an administrative oversight, a Form 4 reporting grants of restricted stock and options to purchase our common stock awarded to Christopher Bowden, James Huang, Robert W. Postma, Mary Thistle, Jaime Vieser, Holger Weis and Kevin Buchi on March 4, 2021, were not filed until May 6, 2021.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of common stock as of April 8, 2022 for:

•	each person, or group of affiliated persons, who is known by us to be the beneficial owner of greater than five percent of our outstanding common stock;

•	each of our directors and director nominees;

•	each of our named executive officers named in the “Executive Compensation—Executive Compensation Table” section above; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities, or have the right to acquire such powers within 60 days. Common stock subject to options that are currently exercisable or exercisable within 60 days of April 8, 2022 are deemed to be outstanding and beneficially owned by the person holding the options. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Percentage ownership calculations are based on 215,950,561 shares outstanding as of April 8, 2022. Except as otherwise noted below, the addresses for persons listed in the table is c/o Alaunos Therapeutics, Inc., 8030 El Rio Street, Houston, Texas 77054.

	Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned (%)
Name of Beneficial Owner	Shares	%
5% Stockholders:
MSD Credit Opportunity Master Fund, L.P. (1)	22,101,509	9.9%
The Vanguard Group (2)	11,633,700	5.4%
BlackRock, Inc. (3)	16,764,972	7.8%
Discovery Capital Management (4)	13,346,493	6.2%
Level One Parties (5)	24,178,873	11.2%
State Street Corporation (6)	13,318,734	6.2%
Named Executive Officers and Directors:
Kevin S. Boyle, Sr. (7)	1,502,187	*
Heidi Hagen (8)	145,889	*
Laurence James Neil Cooper (9)	2,752,338	1.3%
Eleanor de Groot (10)	712,723	*
Raffaele Baffa (11)	436,895	*
Jill Buck (12)	127,214	*
Christopher Bowden (13)	180,010	*
James Huang (14)	170,833	*
Robert W. Postma (15)	6,487,830	3%
Mary Thistle (16)	117,500	*
Jaime Vieser (17)	1,132,404	*
Holger Weis (18)	243,690	*
All executive officers and directors as a group (11 persons)	10,689,364	4.9%

*	Represents ownership of less than one percent.

(1)

Based in part on a Schedule 13G/A filed with the SEC on February 14, 2020 by MSD Partners, L.P., or MSD Partners. MSD Partners has shared voting power with respect to 15,151,516 shares of our common stock, and may be deemed to beneficially own 15,151,516 shares of our common stock. MSD Partners is the investment manager of, and may be deemed to beneficially own securities beneficially owned by, MSD Credit Opportunity Master Fund, L.P. MSD Partners (GP), LLC (“MSD GP”) is the general partner of, and may be deemed to beneficially own securities beneficially owned by, MSD Partners. Each of Glenn R. Fuhrman, John C. Phelan and Marc R. Lisker is a manager of, and may be deemed to beneficially own securities beneficially owned by, MSD GP. The 22,101,509 shares includes 6,949,993 out of the 7,575,758 shares of common stock issuable upon the full exercise of a warrant, which is the number of shares issuable upon exercise as limited by the Beneficial Ownership Limitation (as defined below) as of April 8, 2022. Such warrant is only exercisable to the extent that the holder thereof, together with its affiliates, would beneficially own no more than 9.99% of the outstanding shares of our common stock after giving effect to such exercise (the “Beneficial Ownership Limitation”). As a result of the Beneficial Ownership Limitation, the number of shares that may be issued to the holder upon exercise of the warrant may change depending upon changes in the outstanding shares of our common stock. Upon 61 days’ prior notice to the Company, the holder may increase, decrease or terminate the Beneficial Ownership Limitation. The address of MSD Credit Opportunity Master Fund, L.P. is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(2)

Based solely on a Schedule 13G/A filed with the SEC on February 10, 2022 by The Vanguard Group, or Vanguard. Vanguard is the beneficial owner of 11,633,700 shares and has shared voting power with respect to 395,047 shares, sole dispositive power with respect to 11,076,829 shares and shared dispositive power with respect to 556,871 shares. Aggregate beneficial ownership reported by Vanguard includes beneficial ownership of its subsidiaries, Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited and Vanguard Investments UK, Limited. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(3)

Based solely on a Schedule 13G/A filed with the SEC on February 3, 2022 by Blackrock, Inc., or BlackRock. BlackRock, as a parent holding company, is the beneficial owner of 16,764,972 shares and has sole voting power with respect to 16,427,610 shares and sole dispositive power with respect to 16,764,972 shares. Aggregate beneficial ownership reported by BlackRock is on a consolidated basis and includes beneficial ownership of its subsidiaries, BlackRock Life Limited, Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors and BlackRock Fund Managers Ltd. The address of BlackRock. is 55 East 52nd Street, New York, New York 10055.

(4)

Based solely on a Schedule 13G filed with the SEC on February 14, 2022 by Discovery Capital Management, LLC, or Discovery. Discovery is the beneficial owner of 13,346,493 shares and has shared voting power with respect to 13,346,493 shares and shared dispositive power with respect to 13,346,493 shares. Robert K. Citrone, the control person of Discovery, may be deemed to exercise voting and/or dispositive power over the shares held for the account of Discovery. Aggregate beneficial ownership reported by Discovery includes beneficial ownership of Discovery Global Opportunity Master Fund, Ltd., a Cayman Islands limited company. The address of Discovery is 20 Marshall Street, Suite 310, South Norwalk, CT 06854.

(5)

Based solely on a Schedule 13G jointly filed with the SEC on February 11, 2022 by Robert D. Hardie, Mollie G. Hardie and Level One Partners, LLC (collectively, the “Level One Parties”). The Level One Parties beneficially own 24,178,873 shares. Robert D. Hardie is the beneficial owner of 10,226,937, and has shared voting and dispositive power with respect to 7,406,823 shares, and sole dispositive and voting power with respect 2,860,114. Molly G. Hardie is the beneficial owner of 7,675,213, and has shared voting and dispositive power with respect to 7,276,723 shares, and sole dispositive and voting power with respect 398,490. Level One Partners, LLC is the beneficial owner of 6,236,723 shares, and has shared voting and dispositive power with respect to all 6,236,723 shares. The address of the Level One Parties is 210 Ridge McIntire Road, Suite 350, Charlottesville, Virginia 22903.
(6)

Based solely on a Schedule 13G filed with the SEC on February 11, 2022 by State Street Corporation. State Street Corporation is the beneficial owner of 13,318,734 shares and has shared voting power with respect to 12,875,132 shares and shared dispositive power with respect to 13,318,734 shares. Aggregate beneficial ownership reported by State Street Corporation includes beneficial ownership of its subsidiaries, SSGA Funds Management, Inc., State Street Global Advisors Limited, State Street Global Advisors, Australia, Limited, State Street Global Advisors Europe Limited, and State Street Global Advisors Trust Company. The address of State Greet Corporation is State Street Financial Center, 1 Lincoln Street, Boston, MA 02111.

(7)	Consists of (i) 885,000 shares of common stock held by Mr. Boyle and (ii) 617,187 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 8, 2022.
(8)	To the best of our knowledge, consists of (i) 145,889 shares of common stock held by Ms. Hagen.
(9)

To the best of our knowledge, consists of (i) 2,067,017 shares of common stock held by Dr. Cooper and (ii) 685,321 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 8, 2022.

(10)	Consists of (i) 237,106 shares of common stock held by Dr. de Groot and (ii) 475,617 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 8, 2022.
(11)	Consists of (i) 280,645 shares of common stock held by Dr. Baffa and (ii) 156,250 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 8, 2022.
(12)	To the best of our knowledge, consists of 127,214 shares of common stock held by Ms. Buck.
(13)	Consists of (i) 4,167 shares of common stock held by Mr. Bowden and (ii) 175,843 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 8, 2022.
(14)	Consists of (i) 108,333 shares of common stock held by Mr. Huang and (ii) 62,500 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 8, 2022.
(15)

Consists of (i) 1,201,870 shares of common stock held by Mr. Postma, (ii) 4,250,000 shares of common stock held by WaterMill Asset Management Corp., where Mr. Postma serves as the principal, (iii) 3,574 shares of common stock held by the IRA of Mr. Postma’s spouse, (iv) 946,970 shares of common stock issuable upon the exercise of warrants exercisable within 60 days of April 8, 2022 and (v) 85,416 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 8, 2022.

(16)	Consists of (i) 5,000 shares of common stock held by Ms. Thistle and (ii) 112,500 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 8, 2022.
(17)

Consists of (i) 705,321 shares of common stock held by Mr. Vieser, (ii) 325,000 shares of common stock held in Uniform Transfer to Minors Act accounts by Mr. Vieser’s children, and (iii) 102,083 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 8, 2022.

(18)

Consists of (i) 120,167 shares of common stock held by Mr. Weis, (ii) 19,000 shares of common stock held by Mr. Weis’ spouse, (iii) 2,440 shares of common stock held by Mr. Weis’ children, and (iv) 102,083 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 8, 2022.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders sharing the same address. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials or other annual meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or other annual meeting materials, please notify your broker. Alternatively, you may direct your written request to Alaunos Therapeutics, Inc., 8030 El Rio Street, Houston, TX 77054, Attention: Legal Department or contact us at (346) 355-4099. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials or other annual meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers or contact us in the way described above.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Melinda Lackey

Melinda Lackey
SVP, Legal and Secretary
April 27, 2022

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by an Alaunos stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the consolidated financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All written requests should be directed to Melinda Lackey, Secretary, Alaunos Therapeutics, Inc., 8030 El Rio Street, Houston, TX 77054.

Annex A

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ALAUNOS THERAPEUTICS, INC.

Alaunos Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. The name under which the Corporation was originally incorporated is EasyWeb, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was May 16, 2005. The date of filing of its first Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware was April 26, 2006 (as amended, the “Existing Certificate”).

2. The Board of Directors of the Corporation duly adopted resolutions proposing to amend and restate the Existing Certificate in its entirety in the form set forth on Exhibit 1, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the officers of the Corporation to solicit the approval of the stockholders therefor.

3. This Second Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Corporation’s Existing Certificate, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, this Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer this [●] day of [●], 2022.

Name:
Title:

EXHIBIT 1

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ALAUNOS THERAPEUTICS, INC.

1. Name. The name of the corporation is Alaunos Therapeutics, Inc. (the “Corporation”).

2. Address; Registered Office and Agent. The address of the Corporation’s registered office is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The Corporation’s registered agent is the Corporation Service Company. The Corporation may from time to time, in the manner provided by law, change the registered agent and the registered office within the State of Delaware. The Corporation may also maintain offices for the conduct of its business, either within or without the State of Delaware.

3. Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

4. Number of Shares. The total number of shares of all classes of stock that the Corporation shall have the authority to issue is [the sum of the shares of common stock and the shares of preferred stock] shares, consisting of: [the then-current amount, divided by any whole number between five (5) and fifteen (15), rounded up to the nearest whole share] shares of common stock, $0.001 par value per share (the “Common Stock”), and Thirty Million (30,000,000) shares of preferred stock, $0.001 par value per share (the “Preferred Stock”).

Pursuant to the Delaware General Corporation Law, upon the filing and effectiveness (the “Effective Time”) of this Second Amended and Restated Certificate of Incorporation, each [any whole number between five (5) and fifteen (15)] shares of Common Stock issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall be combined into one validly issued, fully paid and non-assessable share of Common Stock, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares shall be issued and, in lieu thereof, any holder who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest) in lieu of such fractional share interest, upon the submission of a transmission letter by a holder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the holder’s Old Certificates (as defined below), in an amount equal to such fraction multiplied by the closing sales price of the Corporation’s Common Stock as reported on the Nasdaq Global Select Market on the trading day immediately preceding the date of the Effective Time. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (each, an “Old Certificate”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above. As soon as practicable following the Effective Time, the Corporation will notify its stockholders holding shares of Common Stock in certificated form to transmit their Old Certificates to the transfer agent, and the Corporation will cause the transfer agent to issue new certificates representing the appropriate number of whole shares of Common Stock following the Reverse Stock Split for every one share of Common Stock transmitted and held of record as of the Effective Time.

The Preferred Stock may be divided into, and may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board”) is authorized from time to time to establish and designate any such series of Preferred Stock, to fix and determine the variations in the relative rights, preferences, privileges and restrictions as between and among such series and any other class of capital stock of the Corporation and any series thereof, and to fix or alter the number of shares comprising any such series and the designation thereof. The authority of the Board from time to time with respect to each such series shall include, but not be limited to, determination of the following:

a. The designation of the series;

b. The number of shares of the series and (except where otherwise provided in the creation of the series) any subsequent increase or decrease therein;

c. The dividends, if any, for shares of the series and the rates, conditions, times and relative preferences thereof;

d. The redemption rights, if any, and price or prices for shares of the series;

e. The terms and amounts of any sinking fund provided for the purchase or redemption of the series;

f. The relative rights of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

g. Whether the shares of the series shall be convertible into shares of any other class or series of shares of the Corporation, and, if so, the specification of such other class or series, the conversion prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

h. The voting rights, if any, of the holders of such series; and

i. Such other designations, powers, preference and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof.

5. Election of Directors. Unless and except to the extent that the by-laws of the Corporation (the “By-laws”) shall so require, the election of directors of the Corporation need not be by written ballot.

6. Limitation of Liability. To the fullest extent permitted under the General Corporation Law, as amended from time to time, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment, repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.

7. Indemnification.

7.1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity (an “Other Entity”), including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board.

7.2. Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article 7 or otherwise.

7.3. Claims. If a claim for indemnification or advancement of expenses under this Article 7 is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

7.4. Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article 7 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

7.5. Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of an Other Entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such Other Entity.

7.6. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article 7 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

7.7. Other Indemnification and Prepayment of Expenses. This Article 7 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

8. Adoption, Amendment and/or Repeal of By-Laws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to make, alter and repeal the By-laws, subject to the power of the stockholders of the Corporation to alter or repeal any By-law whether adopted by them or otherwise.

9. Certificate Amendments. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Second Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

Annex B

CERTIFICATE OF AMENDMENT OF THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF ALAUNOS THERAPEUTICS, INC.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Alaunos Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law proposing this Amendment of the Amended and Restated Certificate of Incorporation and declaring the advisability of this Amendment of the Amended and Restated Certificate of Incorporation, and authorizing the appropriate officers of the Corporation to solicit the approval of the stockholders therefor, which resolution setting forth the proposed amendment is as follows:

RESOLVED: that the first paragraph of section four of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, be and it hereby is, deleted in its entirety and the following paragraph is inserted in lieu thereof:

“4. Number of Shares. The total number of shares of all classes of stock that the Corporation shall have authority to issue is Four Hundred Fifty Million (450,000,000) shares consisting of: Four Hundred Twenty Million (420,000,000) shares of common stock, $0.001 par value per share (“Common Stock”); and Thirty Million (30,000,000) shares of preferred stock, $0.001 par value per share (“Preferred Stock”).”

2. This Certificate of Amendment of the Amended and Restated Certificate of Incorporation has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law.

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B-1

IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer this [●] day of [●], 2022.

Name:
Title:

B-2

ALAUNOS THERAPEUTICS, INC. ATTN: SECRETARY 8030 EL RIO STREET HOUSTON, TX 77054 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/12/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/12/2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees 01) Christopher Bowden 02) Kevin S. Boyle, Sr. 03) James Huang 04) Robert W. Postma 05) Mary Thistle 06) Jaime Vieser 07) Holger Weis The Board of Directors does not have a recommendation for voting on proposals 2. through 6. For Against Abstain 2. To ratify the selection by the audit committee of the board of directors of RSM US LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022. 3. To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement. 4. To approve, if needed in the discretion of the Board, the amendment and restatement of the Company’s amended and restated certificate of incorporation to effect a reverse stock split at a ratio of 1-for-5 to 1-for-15,inclusive. 5. To approve an amendment to the Company’s amended and restated certificate of incorporation to increase the authorized number of shares of common stock from 350,000,000 shares to 420,000,000 shares. 6. To approve an adjournment of the meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal 4 and Proposal 5. NOTE: To transact any other business as may properly come before the meeting or any adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com ALAUNOS THERAPEUTICS, INC. Annual Meeting of Shareholders June 13, 2022 9:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoint(s) Kevin S. Boyle, Sr. and Melinda Lackey or any of them, as proxies, each with the power to act without the other and to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side, all of the shares of common stock of, ALAUNOS THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 9:00 AM EDT on June 13, 2022, virtually via live webcast at www.virtualshareholdermeeting.com/TCRT2022, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side 0000570085_2 R1.0.0.24